                                                                   Exhibit 10.11


                          $72,500,000 REVOLVING CREDIT
                             $15,000,000 TERM LOAN


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                  by and among


                               ZARING HOMES, INC.

                                      and

                             ZARING HOLDINGS, INC.

                                      and

               HEARTHSIDE HOMES, LLC, as Borrowers and Guarantors

                                      and

                          ZARING NATIONAL CORPORATION

                                      and

                        ZARING HOMES OF INDIANA, L.L.C.

                                      and

                   ZARING HOMES KENTUCKY, LLC, as Guarantors

                                      and

                             THE BANKS PARTY HERETO

                                      and

                    PNC BANK, NATIONAL ASSOCIATION, as Agent

                                      and

                             BANK OF AMERICA NT&SA

                                      and

                        BANK ONE, MICHIGAN, as Co-Agents




                           Dated as of June 28, 1999

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       CERTAIN DEFINITIONS......................................................................................2
         1.1.     Certain Definitions.............................................................................2
         1.2.     Construction...................................................................................20
         1.3.     Accounting Principles..........................................................................21

2.       REVOLVING CREDIT AND SWING LOAN FACILITIES..............................................................21
         2.1.     The Commitments................................................................................21
                  (a)      Revolving Credit Commitments..........................................................21
                  (b)      Swing Loan Commitment.................................................................21
         2.2.     Nature of the Banks' and the Borrowers' Obligations............................................22
         2.3.     Certain Fees...................................................................................22
                  (a)      Facility Fees; Extension Fee..........................................................22
                  (b)      Commitment Fee........................................................................22
         2.4.     Permanent Reductions of Commitments............................................................23
                  (a)      Voluntary Reductions..................................................................23
                  (b)      Effect of Reductions..................................................................23
         2.5.     Loan Requests..................................................................................23
                  (a)      Revolving Credit Loan Requests........................................................23
                  (b)      Swing Loan Requests...................................................................24
         2.6.     Making Loans...................................................................................24
                  (a)      Revolving Credit Loans................................................................24
                  (b)      Swing Loans...........................................................................25
         2.7.     Borrowings to Repay Swing Loans................................................................25
         2.8.     Notes..........................................................................................26
                  (a)      Revolving Credit Notes................................................................26
                  (b)      Swing Note............................................................................26
         2.9.     Letter of Credit Subfacility...................................................................26
                  (a)      Issuance of Letters of Credit.........................................................26
                  (b)      Participations........................................................................27
                  (c)      Letter of Credit Fees.................................................................27
                  (d)      Disbursements, Reimbursement..........................................................27
                  (e)      Documentation.........................................................................28
                  (f)      Determinations to Honor Drawing Requests..............................................28
                  (g)      Nature of Participation and Reimbursement Obligations.................................28
                  (h)      Indemnity.............................................................................29
                  (i)      Liability for Acts and Omissions......................................................30
         2.10.    Extension by Banks of the Revolving Credit Expiration Date.....................................30
         2.11.    Use of Proceeds................................................................................31

3.       TERM LOANS..............................................................................................31
         3.1.     Term Loan Commitments..........................................................................31
         3.2.     Nature of Banks' Obligations With Respect to Term Loans........................................31
         3.3.     Term Loan Facility Fee.........................................................................31
         3.4.     Term Loan Notes................................................................................31
         3.5.     Use of Proceeds................................................................................31

4.       INTEREST RATES..........................................................................................32

         4.1.     Interest Rate Options..........................................................................32
                  (a)      Revolving Credit Interest Rate Options................................................32
                  (b)      Term Loan Interest Rate Options.......................................................33
                  (c)      Interest Rate Margins.................................................................33
                  (d)      Rate Quotations.......................................................................34
         4.2.     Euro-Rate Interest Periods.....................................................................34
         4.3.     Interest After Default.........................................................................35
         4.4.     Euro-Rate Unascertainable......................................................................36
         4.5.     Selection of Interest Rate Options.............................................................37

5.       PAYMENTS................................................................................................37
         5.1.     Payments.......................................................................................37
         5.2.     Pro Rata Treatment of the Banks................................................................38
         5.3.     Interest Payment Dates.........................................................................38
         5.4.     Prepayments....................................................................................38
         5.5.     Additional Compensation in Certain Circumstances...............................................40
                  (a)      Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy
                           Requirements, Expenses, Etc...........................................................40
                  (b)      Indemnity.............................................................................41
         5.6.     Settlement Date Procedures.....................................................................42

6.       REPRESENTATIONS AND WARRANTIES..........................................................................42
         6.1.     Representations and Warranties.................................................................42
                  (a)      Organization and Qualification........................................................42
                  (b)      Capitalization and Ownership..........................................................42
                  (c)      Subsidiaries..........................................................................43
                  (d)      Power and Authority...................................................................43
                  (e)      Validity and Binding Effect...........................................................43
                  (f)      No Conflict...........................................................................44
                  (g)      Litigation............................................................................44
                  (h)      Title to Properties...................................................................44
                  (i)      Financial Statements..................................................................44
                  (j)      Margin Stock..........................................................................45
                  (k)      Full Disclosure.......................................................................45
                  (l)      Taxes.................................................................................45
                  (m)      Consents and Approvals................................................................46
                  (n)      No Event of Default; Compliance With Instruments......................................46
                  (o)      Patents, Trademarks, Copyrights, Licenses, Etc........................................46
                  (p)      Insurance.............................................................................46
                  (q)      Compliance With Laws..................................................................46
                  (r)      Material Contracts....................................................................47
                  (s)      Investment Companies..................................................................47
                  (t)      Plans and Benefit Arrangements........................................................47
                  (u)      Employment Matters....................................................................48
                  (v)      Environmental Matters.................................................................48
                  (w)      Senior Debt Status....................................................................50
                  (x)      Restricted Transactions...............................................................50
         6.2.     Updates to Schedules...........................................................................50

7.       CONDITIONS OF LENDING...................................................................................50

         7.1.     Loans After the Closing Date...................................................................50
         7.2.     Each Additional Loan...........................................................................53

8.       COVENANTS...............................................................................................53
         8.1.     Affirmative Covenants..........................................................................53
                  (a)      Preservation of Existence, Etc........................................................53
                  (b)      Payment of Liabilities, Including Taxes, Etc..........................................53
                  (c)      Maintenance of Insurance..............................................................54
                  (d)      Maintenance of Properties and Leases..................................................55
                  (e)      Maintenance of Patents, Trademarks, Etc...............................................55
                  (f)      Visitation Rights.....................................................................55
                  (g)      Keeping of Records and Books of Account...............................................55
                  (h)      Plans and Benefit Arrangements........................................................56
                  (i)      Compliance With Laws..................................................................56
                  (j)      Use of Proceeds.......................................................................56
                  (k)      Subordination of Intercompany Loans, Other Loans and Advances to the Borrowers........56
         8.2.     Negative Covenants.............................................................................56
                  (a)      Indebtedness..........................................................................56
                  (b)      Liens.................................................................................57
                  (c)      Guaranties............................................................................57
                  (d)      Loans and Investments; Certain Dividends and Distributions............................57
                  (e)      Changes in the Senior Notes...........................................................58
                  (f)      Liquidations, Mergers, Consolidations, Acquisitions...................................58
                  (g)      Dispositions of Assets or Subsidiaries................................................59
                  (h)      Affiliate Transactions................................................................59
                  (i)      Subsidiary, Partnerships and Joint Ventures...........................................59
                  (j)      Continuation of or Change in Business; Geographic Expansion...........................59
                  (k)      Plans and Benefit Arrangements........................................................60
                  (l)      Fiscal Year...........................................................................61
                  (m)      Changes in Organizational Documents...................................................61
                  (n)      Minimum Fixed Charge Coverage Ratio...................................................61
                  (o)      Minimum Tangible Net Worth............................................................61
                  (p)      Maximum Leverage Ratio................................................................61
                  (q)      Speculative Units.....................................................................62
                  (r)      Model Units...........................................................................62
                  (s)      Land Ownership or Acquisition.........................................................62
                  (t)      Zaring National Leverage Ratio........................................................62
                  (u)      Zaring National Fixed Charge Coverage Ratio...........................................62
                  (v)      Off Balance Sheet Financing...........................................................63
                  (w)      Limitation on Interest Rate...........................................................63
         8.3.     Reporting Requirements.........................................................................63
                  (a)      Monthly Financial Statements and Reports..............................................63
                  (b)      Quarterly Financial Statements........................................................64
                  (c)      Annual Financial Statements...........................................................64
                  (d)      Quarterly Compliance Certificate of the Loan Parties; Updates to Schedules............64
                  (e)      Borrowing Base Certificate............................................................65
                  (f)      Notice of Default.....................................................................65
                  (g)      Notice of Litigation..................................................................65
                  (h)      Budgets, Forecasts, Deliveries Under the Senior Notes, Other Reports and Information..65

                  (i)      Notices Regarding Plans and Benefit Arrangements......................................66

9.       DEFAULT.................................................................................................67
         9.1.     Events of Default..............................................................................67
         9.2.     Consequences of Event of Default...............................................................70

10.      THE AGENT...............................................................................................72
         10.1.    Appointment....................................................................................72
         10.2.    Delegation of Duties...........................................................................72
         10.3.    Nature of Duties; Independent Credit Investigation.............................................72
         10.4.    Actions in Discretion of Agent; Instructions From the Banks....................................73
         10.5.    Reimbursement and Indemnification of Agent by the Borrowers....................................73
         10.6.    Exculpatory Provisions.........................................................................74
         10.7.    Reimbursement and Indemnification of Agent by Banks............................................74
         10.8.    Reliance by Agent..............................................................................74
         10.9.    Notice of Default..............................................................................75
         10.10.   Notices........................................................................................75
         10.11.   Banks in Their Individual Capacities...........................................................75
         10.12.   Holders of Notes...............................................................................75
         10.13.   Equalization of Banks..........................................................................75
         10.14.   Successor Agent................................................................................76
         10.15.   Agent's Fee....................................................................................76
         10.16.   Availability of Funds..........................................................................76
         10.17.   Calculations...................................................................................77
         10.18.   Beneficiaries..................................................................................77

11.      MISCELLANEOUS...........................................................................................77
         11.1.    Modifications, Amendments or Waivers...........................................................77
         11.2.    No Implied Waivers; Cumulative Remedies; Writing Required......................................78
         11.3.    Reimbursement and Indemnification of Banks by the Borrowers; Taxes.............................78
         11.4.    Holidays.......................................................................................79
         11.5.    Funding by Branch, Subsidiary or Affiliate.....................................................79
                  (a)      Notional Funding......................................................................79
                  (b)      Actual Funding........................................................................79
         11.6.    Notices........................................................................................80
         11.7.    Severability...................................................................................80
         11.8.    Governing Law..................................................................................80
         11.9.    Prior Understanding............................................................................81
         11.10.   Duration; Survival.............................................................................81
         11.11.   Successors and Assigns.........................................................................81
         11.12.   Confidentiality................................................................................82
         11.13.   Counterparts...................................................................................82
         11.14.   Agent's or Bank's Consent......................................................................82
         11.15.   Exceptions.....................................................................................83
         11.16.   Consent to Forum; Waiver of Jury Trial.........................................................83
         11.17.   Tax Withholding Clause.........................................................................83
         11.18.   Joinder of Guarantors..........................................................................84
         11.19.   Limitation of Liability........................................................................84
         11.20.   Co-Agents......................................................................................84

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES


SCHEDULE 1.1(B)          -     COMMITMENT OF BANKS
SCHEDULE 2.9(a)          -     ROLLOVER LCS
SCHEDULE 6.1(a)          -     QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1(b)          -     CAPITALIZATION AND OWNERSHIP
SCHEDULE 6.1(c)          -     SUBSIDIARIES
SCHEDULE 6.1(m)          -     CONSENTS AND APPROVALS
SCHEDULE 6.1(o)          -     PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1(p)          -     INSURANCE POLICIES
SCHEDULE 6.1(v)          -     ENVIRONMENTAL DISCLOSURES
SCHEDULE 6.1(x)          -     RESTRICTED TRANSACTIONS

EXHIBITS

EXHIBIT 1.1(A)           -     FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)        -     FORM OF GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)        -     FORM OF GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)        -     FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(I)(2)        -     FORM OF INTERCOMPANY SUBORDINATION JOINDER
EXHIBIT 1.1(R)           -     FORM OF REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)           -     FORM OF SWING NOTE
EXHIBIT 1.1(T)           -     FORM OF TERM NOTE
EXHIBIT 2.5(a)           -     FORM OF REVOLVING CREDIT OR TERM LOAN REQUEST
EXHIBIT 2.5(b)           -     FORM OF SWING LOAN REQUEST
EXHIBIT 7.1(d)           -     REQUIREMENTS OF OPINION OF COUNSEL
EXHIBIT 8.3(d)           -     FORM OF QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 8.3(e)           -     FORM OF BORROWING BASE CERTIFICATE

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 28, 1999, and is made by and among ZARING HOMES, INC., an Ohio corporation ("Zaring Homes"), ZARING HOLDINGS, INC., an Ohio corporation ("Zaring Holdings"), HEARTHSIDE HOMES, LLC, an Indiana limited liability company ("Hearthside," and together with Zaring Homes and Zaring Holdings, collectively, the "Borrowers"), ZARING NATIONAL CORPORATION, an Ohio corporation ("Zaring National"), ZARING HOMES OF INDIANA, L.L.C., an Indiana limited liability company ("Zaring Indiana"), ZARING HOMES KENTUCKY, LLC, a Kentucky limited liability company ("Zaring Homes Kentucky"), the BANKS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, successor by merger to PNC Bank, Ohio, National Association, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent"), and BANK OF AMERICA NT&SA (formerly NationsBank, N.A.) and BANK ONE, MICHIGAN (formerly The First National Bank of Chicago), as co-agents (hereinafter referred to in such capacity, collectively, as the "Co-Agents").

                                  WITNESSETH:

                  WHEREAS, Zaring Homes, as borrower, Zaring Holdings, Zaring Indiana and Zaring Homes Kentucky, as guarantors, the Banks, the Agent and the Co-Agents are parties to that Credit Agreement (the "Original Credit Agreement") dated as of May 13, 1996 pursuant to which the Banks provided to Zaring Homes a revolving credit facility in an aggregate principal amount not to exceed $72,500,000 and a term loan facility in an aggregate principal amount not to exceed $15,000,000, with outstanding indebtedness under the term facility as of the date hereof in an aggregate amount of $6,000,000; and

                  WHEREAS, the Original Credit Agreement was amended and restated pursuant to that certain Amended and Restated Credit Agreement dated as of February 23, 1998 (the "Amended and Restated Credit Agreement") by and among Zaring Homes, Zaring Holdings and Hearthside, as Borrowers and Guarantors, Zaring National, Zaring Indiana and Zaring Homes Kentucky, as Guarantors, PNC, as Agent, and the Co-Agents and the Banks set forth therein;

                  WHEREAS, the revolving credit facility shall be used for general corporate purposes and the term loan facility was used to refinance existing indebtedness; and

                  WHEREAS, the parties hereto wish to amend and restate the Amended and Restated Credit Agreement upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree to amend and restate the Amended and Restated Credit Agreement as follows:

                             1. CERTAIN DEFINITIONS

1.1.     Certain Definitions.

                           In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                           Accounts Payable shall mean, as of any date of determination, the accounts payable of the Loan Parties determined and consolidated in accordance with GAAP.

                           Active Community shall mean, as of any date of determination, any community of geographically contiguous residential housing units which any Loan Party is developing for sale or has sold to buyers; provided that (A) such Loan Party has acquired or has an option to acquire in fee simple the lots comprising such community (or the lots comprising the applicable phase of the Loan Party's planned development of such community if such Loan Party is developing such lots in separate phases), and either (i) the site improvements have been completed on all such lots, or (ii) such Loan Party has, (a) to the extent required, posted bonds and provided any other security required in connection with the completion of such site improvements and (b) received Regulatory Approval for the construction of at least one residential unit within such Active Community (such Regulatory Approval may be subject in some instances to completion of certain improvements which are a condition to the issuance of a building permit with respect to such unit) on such date; and (B) such Loan Party is then actively soliciting for sale (or has sold all of) such lots or the residential units on such lots with delivery to the buyer or buyers of such units or lots contemplated within nine (9) months of the contract date.

                           Active Unit shall mean any residential building owned in fee simple by a Loan Party which is under development or completed by a Loan Party in an Active Community with respect to which (i) construction has progressed beyond completion of the foundation and
         (ii) only one residential unit is or shall be contained therein after completion of such building.

                           Affiliate, as to any person, shall mean any other person (i) which directly or indirectly controls, is controlled by or is under common control with any Loan Party, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of any Loan Party, or (iii) 10% or more of the voting stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by any Loan Party. "Control," as used herein, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                           Agent shall mean PNC Bank, National Association and its successors.

                           Agent's Fee shall have the meaning assigned to that term in Section 10.15 hereof.

                           Agreement shall mean this Credit Agreement, as the same may be supplemented, amended, restated or modified from time to time, including all schedules and exhibits hereto.

                           Agreement of Sale shall mean a written agreement with a person, which is not an Affiliate or Subsidiary of any Co-Borrower, for the sale of a residential housing unit to such person, fully executed by all parties to such agreement, which shall be in form and substance satisfactory to the Agent, which shall be accompanied by a cash deposit equal to the lesser of (x) the customary percentage in any geographic area (but in no event less than two percent (2%)) of the purchase price of the unit sold or (y) the difference between the purchase price set forth in such agreement and the amount of the mortgage contingency set forth in such agreement, and which shall provide that (i) the purchase price shall be paid in cash or by title company check, certified or bank check or attorney trust account check at or before the closing of the sale, the date of which shall be set forth in the agreement, and (ii) the deposit may not be refunded except upon a breach by the seller. The Co-Borrowers shall deliver to the Agent the form of Agreement of Sale which they propose to use for Agent's review prior to the Closing Date and from time to time thereafter upon Agent's request. The Co-Borrowers shall not modify such form in any material and adverse respect without the Agent's prior approval. The Agent may at any time request to review executed Agreements of Sale. The Co-Borrowers shall promptly deliver to the Agent copies of such Agreements of Sale or make such Agreements of Sale available to the Banks for their review, as the Agent may elect.

                           Approved Developed Lots Inventory shall mean, on any date of determination, the aggregate book value, determined in accordance with GAAP, of the acquisition and development costs of parcels of land which are owned in fee simple by the Loan Parties (excluding the acquisition and development costs of lots under Active Units), provided that with respect to each such parcel the applicable Loan Party has received Regulatory Approval, has completed construction relating to any sewers, streets, water and other utilities, and each such parcel satisfies the requirements for the issuance of a building permit, but no home construction has been commenced. Any asset which is either Sold Inventory, Model Inventory, Approved Land Under Development Inventory or Approved Land Inventory is excluded from Approved Developed Lots Inventory.

                           Approved Land Inventory shall mean, on any date of determination, the aggregate book value, determined in accordance with GAAP, of the acquisition and development costs of parcels of land which are owned in fee simple by the Loan Parties (excluding the acquisition and development costs of lots under Active Units), provided that with respect to each such parcel, the applicable Loan Party has received Regulatory Approval, provided further, parcels of land not owned in fee simple but for which purchase price deposits in amounts not exceeding $1,500,000 in the aggregate have been made ("Permitted Land Deposits") but which otherwise fit within this definition may also be included as Approved Land Inventory and provided further, parcels of land, which have not received Regulatory Approval but which otherwise fit within this definition which together with Permitted Land Deposits, do not exceed $2,000,000 in the aggregate at any time, may also be included as Approved Land Inventory. Any asset which is either Sold Inventory, Model Inventory, Unsold Building Inventory, Approved

         Land Under Development Inventory or Approved Developed Lots Inventory is excluded from Approved Land Inventory.

                           Approved Land Under Development Inventory shall mean, on any date of determination, the aggregate book value determined in accordance with GAAP, of the acquisition and development costs of parcels of land which are owned in fee simple by the Loan Parties (excluding the acquisition and development costs of lots under Active Units), provided that with respect to each such parcel, the applicable Loan Party has received Regulatory Approval and has entered into a contract for the construction of sewers, streets, water or utilities. Any asset which is either Sold Inventory, Model Inventory, Unsold Building Inventory, Approved Developed Lots Inventory or Approved Land Inventory is excluded from Approved Land Under Development Inventory.

                           Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, the Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                           Authorized Officer shall mean those persons, designated by written notice to the Agent from the Borrowers, authorized on behalf of the Borrowers to execute notices, reports and other documents required hereunder. The Borrowers may amend such list of persons from time to time, provided that the Borrowers give written notice of such amendment to the Agent.

                           Banks shall mean the financial institutions named on
         Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                           Base Net Worth shall mean the sum of (i) $40,000,000 plus (ii) 75% of net income of the Borrowers and their Subsidiaries determined and consolidated in accordance with GAAP for each fiscal quarter in which net income is earned (as opposed to a net loss) after December 31, 1995 through (and including) the date of determination plus (iii) 75% of the net cash proceeds received from the sale of shares of capital stock of any Borrower or any of its Subsidiaries during the period from December 31, 1995 through (and including) the date of determination minus (iv) goodwill resulting from any acquisition or acquisitions permitted pursuant to Section 8.2(f)(ii), not to exceed $5,000,000 in the aggregate, minus (v) 100% of any dividends paid with respect to any Borrower's preferred stock to the extent such dividends are actually paid in cash, provided in no event shall Base Net Worth in any fiscal quarter for which net income is earned (as opposed to a net loss) be increased by less than 60% of such net income as a result of any deduction under this clause (v).

                           Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or
         (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%) per annum.

                           Base Rate Option shall mean the Revolving Credit Base Rate Option or the Term Loan Base Rate Option.

                           Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                           Borrowers shall mean the Co-Borrowers, with respect to the Revolving Credit Loans, and Zaring Homes, with respect to the Term Loans.

                           Borrowing Base shall be determined based on the most recent Borrowing Base Certificate delivered pursuant to Section 8.3(e) and shall mean the sum of clauses (A) through (F) minus the sum of clauses (G) through (H), as follows:

                           (A)      100% of Sold Inventory; plus

                           (B)      80% of Model Inventory; plus

                           (C)      70% of Unsold Building Inventory; plus

                           (D)      55% of Approved Developed Lots Inventory;
                                    plus

                           (E) 55% of Approved Land Under Development Inventory; plus

                           (F)      50% of the Approved Land Inventory; minus

                           (G) the principal amount outstanding of the Term Loans; minus

                           (H) the principal amount outstanding of the Senior Notes;

         provided, in no event shall the sum of clauses (D) - (F) exceed 45% of the sum of clauses (A)-(F); and provided, further, that no property subject to a Nonrecourse Purchase Money Security Interest shall be included in clauses (A)- (F) above; and provided, further, any "reserve to complete" is expressly excluded as an asset in calculating the Borrowing Base. Notwithstanding any other provision to the contrary, the parties expressly acknowledge that, for purposes of calculating the Borrowing Base, clauses (A)- (F) include only such inventory owned by the Loan Parties expressly excluding Zaring National from the definition of Loan Parties.

                           Borrowing Base Certificate shall have the meaning given to such term in Section 8.3(e).

                           Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof to the same or a different Interest Rate Option, which shall be a Business Day.

                           Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) with respect to outstanding Loans to which the Euro-Rate Option applies, each portion of such Loans which becomes subject to such option under the same election by any Borrower and which has the same Euro-Rate Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which the Base Rate Option applies shall constitute one Borrowing Tranche.

                           Business Day shall mean, (i) with respect to matters relating to the Euro-Rate Option, a day on which banks in the London interbank market are dealing in U.S. Dollar deposits and on which commercial banks are open for domestic and international business in Cincinnati, Ohio and, (ii) with respect to any other matter, a day on which commercial banks are open for business in Cincinnati, Ohio.

                           Change of Control shall mean any transaction or group of transactions after which (i) Allen G. Zaring, III and Anne M. Zaring (together with their respective executors, administrators or heirs in the event of the death of either of them) shall directly or indirectly own less than twenty-five percent (25%) of Zaring National's issued and outstanding common stock, (ii) another partnership, limited partnership, syndicate or other group which is deemed a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 owns more of Zaring National's issued and outstanding common stock than is owned directly or indirectly in the aggregate by Allen G. Zaring, III and Anne M. Zaring (together with their executors, administrators or heirs in the event of the death of either of them), or (iii) Zaring National, by itself or together with one or more of the Co-Borrowers, ceases to own all of the issued and outstanding capital stock and have full voting control of Zaring Homes, Zaring Holdings and Hearthside.

                           Closing Date shall mean June 30, 1999.

                           Co-Agents shall mean Bank of America NT&SA and Bank One, Michigan and their respective successors.

                           Co-Borrowers shall mean Zaring Homes, Zaring Holdings and Hearthside, which are jointly and severally liable with respect to the Revolving Credit Loans.

                           Commitment Fee shall have the meaning assigned to that term in Section 2.3(b).

                           Commitments shall mean collectively the Revolving Credit Commitments, the Swing Loan Commitment and the Term Loan Commitments.

                           Consolidated Cash Flow From Operations shall mean, for any period of determination, the following with respect to the Borrowers and their Subsidiaries for each item for such period determined and consolidated in accordance with GAAP: (i) the sum of net income, depreciation, amortization, other noncash charges to net income, interest expense and income tax expense minus (ii) noncash credits to net income.

                           Consolidated Fixed Charges shall mean, for any period of determination, the sum of interest incurred (capitalized and expensed) plus scheduled principal installments of

         Indebtedness plus dividends (to the extend paid in cash), in each case of the Borrowers and their Subsidiaries for such period determined and consolidated in accordance with GAAP.

                           Consolidated Tangible Net Worth shall mean, as of any date of determination, total stockholders' equity minus intangible assets, in each case of the Borrowers and their Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                           Consolidated Total Liabilities shall mean, for any fiscal quarter for the fiscal quarter then ended, the sum of (i) all Indebtedness and, without duplication, all other liabilities of the Borrowers and their Subsidiaries, determined and consolidated in accordance with GAAP, excluding Indebtedness secured by Nonrecourse Purchase Money Security Interests not to exceed, in the aggregate at any time, 15% of Consolidated Tangible Net Worth minus (ii) Eligible Development Costs.

                           Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                           Eligible Development Costs shall mean expenses, to the extent paid in cash for site development costs which are included in Approved Land Inventory, Approved Developed Lots Inventory or Approved Land Under Development Inventory, in connection with sites for which undrawn Letters of Credit are outstanding to support such site development costs.

                           Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of or issued pursuant to any Environmental Laws or any Environmental Conditions, as the case may be.

                           Environmental Conditions shall mean any conditions of the environment, including, without limitation, the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual drinking water supply sources or water sources which could reasonably be expected to be used to supply drinking water, substrata or the ambient air, relating to, or arising out of or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

                           Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including, without limitation, permits, licenses, authorizations, bonds, orders, judgments and consent decrees issued or entered into pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace or the operation of the activities of the Borrowers and their Subsidiaries.

                           ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                           Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/16 of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the rates of interest per annum for deposits in U.S. Dollars offered by banks in the London interbank market to major money center banks at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Euro-Rate Interest Period for delivery on the first day of such Euro-Rate Interest Period in amounts comparable to such Borrowing Tranche and having maturities comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                                     average of rates offered to major money
                  Euro-Rate   =      center banks in the London interbank market
                                     as determined by Agent
                                     -------------------------------------------
                                     1.00 - Euro-Rate Reserve Percentage

         The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                           Euro-Rate Interest Periods shall have the meaning assigned to that term in Section 4.2.

                           Euro-Rate Option shall mean the Revolving Credit Euro-Rate Option or the Term Loan Euro-Rate Option.

                           Euro-Rate Portion shall mean, collectively, the Revolving Credit Euro-Rate Portion and the Term Loan Euro-Rate Portion.

                           Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/16 of 1%) as determined by the Agent (which determination shall be conclusive absent manifest error) which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                           Event of Default shall mean any of the Events of Default described in Section 9.1.

                           Facility Fees shall mean the fees referred to in Sections 2.3(a) and 3.3.

                           Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day for which such rate was announced.

                           GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 hereof, and applied on a consistent basis (except for changes in application in which the Borrowers' independent certified public accountants concur) both as to classification of items and amounts.

                           Governmental Acts shall have the meaning given to such term in Section 2.9(h).

                           Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

                           Guarantor Joinder shall mean a joinder by a person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                           Guaranty of any person shall mean any obligation of such person guaranteeing or in effect guaranteeing any liability or obligation of any other person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                           Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form attached hereto as
         Exhibit 1.1(G)(2) executed and delivered by the Guarantors to the Agent for the benefit of the Banks.

                           Hearthside shall mean, Hearthside Homes, LLC, a limited liability company organized and existing under the laws of the State of Indiana.

                           Indebtedness shall mean, as to any person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases, conditional sales agreements and undrawn and outstanding letters of credit) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or
         (v) any Guaranty of any of the foregoing.

                           Intercompany Subordination Agreement shall mean an Intercompany Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(1).

                           Intercompany Subordination Joinder shall mean a joinder to the Intercompany Subordination Agreement by each Person who becomes a Guarantor under this Agreement after the date hereof, such joinder to be substantially in the form of Exhibit 1.1(I)(2).

                           Interest Payment Date shall mean each date specified for the payment of interest in Section 5.3.

                           Interest Rate Option shall mean a Euro-Rate Option or a Base Rate Option.

                           Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           Issuing Letter of Credit Bank shall mean, with respect to a Letter of Credit, the Bank which issued that Letter of Credit pursuant to Section 2.9.

                           Labor Contracts shall have the meaning assigned to that term in Section 6.1(r).

                           Law or law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                           Letter of Credit shall have the meaning assigned to that term in

         Section 2.9(a).

                           Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9(c).

                           Letter of Credit Outstandings shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                           Leverage Ratio shall mean the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth.

                           Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                           Loan Documents shall mean this Agreement, the Notes, the Guaranty Agreement, the Intercompany Subordination Agreement and any other instruments, certificates, agreements or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented, amended or restated from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                           Loan Parties shall mean the Borrowers and the Guarantors; provided, however, with respect to Section 8.2 and as used in the definition of Restricted Transactions and in calculating the Borrowing Base, Zaring National Corporation is expressly excluded from the definition of "Loan Parties."

                           Loan Request shall mean a request for a Revolving Credit Loan, Swing Loan or Term Loan made in accordance with Section 2.5(a) or 2.5(b) or, with respect to a Revolving Credit Loan or Term Loan, a request to select, convert to or renew a Euro-Rate Option in accordance with Section 4.2.

                           Loans shall mean collectively, and Loan shall mean separately, all Revolving Credit Loans, Swing Loans and Term Loans or any Revolving Credit Loan, Swing Loan or Term Loan.

                           Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrowers and their Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrowers and their Subsidiaries taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies against the Loan Parties pursuant to this Agreement or any other Loan Document.

                           Model Inventory shall mean, on any date of determination, the aggregate book value, determined in accordance with GAAP (excluding capitalized interest), of Model Units. Any asset which is Sold Inventory, Unsold Building Inventory, Approved Developed Lots Inventory, Approved Land Under Development or Approved Land Inventory is excluded from Model Inventory.

                           Model Unit shall mean an Active Unit on which construction has been completed which is not subject to an Agreement of Sale and which a Loan Party has designated and is using or plans to use as a model for exhibition.

                           Money Management Arrangements shall mean the various deposit accounts, sweep accounts and other accounts and arrangements between any of the Loan Parties, their Subsidiaries and the Agent relating to the management and investment of any of the Loan Parties' and their Subsidiaries' cash assets.

                           Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

                           Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrowers or any member of the ERISA Group), at least two of whom are not under common control, as such a Plan is described in Sections 4063 and 4064 of ERISA.

                           Nonrecourse Purchase Money Security Interest shall mean Liens upon property securing loans to a Loan Party or deferred payments by a Loan Party for the purchase of such property, provided that the recourse of the creditor for repayment is limited to such property and does not extend to any Loan Party.

                           Notes shall mean collectively, and Note shall mean separately, the Revolving Credit Notes, the Swing Note and the Term Notes or any Revolving Credit Note, Swing Note or Term Note.

                           Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                           Original Closing Date shall mean the Business Day on which the first

         Loan was made, which was May 17, 1996.

                           PBGC shall mean the Pension Benefit Guaranty
         Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                           Partnership Interests shall have the meaning given to such term in Section 6.1(c).

                           Permitted Investments shall mean:

                                    (i) direct obligations of the United States
         of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve months or less from the date of acquisition;

                                    (ii) commercial paper maturing in 180 days
         or less rated not lower than A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service on the date of acquisition;

                                    (iii) demand deposits, time deposits or
         certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Corporation or Moody's Investors Service on the date of acquisition; and

                                    (iv) capital stock of publicly traded
         companies not to exceed $100,000 in the aggregate on a cost basis.

                           Permitted Liens shall mean:

                                    (i) Liens for taxes, assessments or similar
         charges incurred in the ordinary course of business and which are not yet due and payable;

                                    (ii) Pledges or deposits made in the
         ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                                    (iii) Liens of mechanics, materialmen,
         warehousemen or carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                                    (iv) Good-faith pledges or deposits made in
         the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                                    (v) Encumbrances consisting of zoning
         restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property for the purpose contemplated by the Loan Party or the value thereof, and none of which is violated in any material respect by existing structures or land use;

                                    (vi) Liens in favor of lessors or sellers on
         personal property being leased or sold under leases or agreements of sale as and to the extent permitted in Section 8.2(a)(iii);

                                    (vii) Nonrecourse Purchase Money Security
         Interests, provided that the aggregate amount of loans and deferred payments secured by such Nonrecourse Purchase Money Security Interests shall not exceed 15% of Consolidated Tangible Net Worth; and

                                    (viii) The following, if the validity or
         amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as either no action to levy or execute thereon has been commenced or, if such action has commenced, it has been stayed and shall continue to be stayed:

                           (1) Claims or Liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                           (3) Claims or Liens of mechanics, materialmen,
                  warehousemen or carriers, or other statutory nonconsensual Liens.

                           Person or person shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                           Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                           PNC shall mean PNC Bank, National Association, its successors and assigns.

                           Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                           Principal Office shall mean the main banking office of the Agent in Cincinnati, Ohio.

                           Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or
         Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                           Property shall mean all real property, both owned and leased, of the Loan Parties.

                           Provident Guaranty shall mean that certain
         Unconditional Guaranty dated March 31, 1999 by Zaring Homes in favor of The Provident Bank issued in connection with Provident Loan Agreement.

                           Provident Loan Agreement shall mean that certain Loan and Security Agreement dated as of March 31, 1999 between The Provident Bank and Zaring National.

                           Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                           Quarterly Compliance Certificate shall have the meaning given to such term in Section 8.3(d).

                           Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

                           Regulated Substances shall mean any substance, including without limitation any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, byproducts, coproducts, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                           Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                           Regulatory Approval shall mean with respect to any land held by a Loan Party that all preliminary approvals, permits, licenses or other authorizations under applicable Laws, including those which relate to zoning, developmental restrictions and Environmental Laws, from required state and local governmental authorities and agencies or otherwise under Law with respect to the Loan Party's development plan have been obtained such that there is vested in such Loan Party the right to develop such real estate for primarily residential purposes in accordance with the intentions of such Loan Party, subject only to nonsubstantive conditions which may remain for final approval of such development.

                           Reimbursement Obligations shall have the meaning assigned to such term in Section 2.9(d).

                           Reportable Event means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                           Required Banks shall mean (i) if there are no Loans outstanding, Banks whose Commitments aggregate at least 66-2/3% of the Commitments of all of the Banks; or (ii) if there are Loans outstanding, Banks whose Loans outstanding aggregate at least 66-2/3% of the total principal amount of the Loans outstanding hereunder.

                           Restricted Transactions shall mean all of the following with respect to the Loan Parties in an aggregate amount not to exceed, at any time during which the Provident Guaranty is in existence, five percent (5%) of Consolidated Tangible Net Worth and, at any time after the Provident Guaranty has been terminated and released, twenty percent (20%) of Consolidated Tangible Net Worth: (i) loans by any of the Loan Parties directly or indirectly to any other person (excluding any other Loan Party); (ii) guaranties by any of the Loan Parties directly or indirectly of the obligations of any other person (including any other Loan Party); (iii) investments, contributions, dividends or other distributions by any of the Loan Parties directly or indirectly in or to the capital of, or other payments directly or indirectly to or for the benefit of, any other person (excluding any other Loan Party), provided, acquisitions permitted pursuant to Section 8.2(f)(ii) shall not constitute Restricted Transactions; or (iv) other obligations, contingent or otherwise, of any of the Loan Parties to or for the benefit of any other person (including any other Loan Party). The definition of Loan Party and Loan Parties, as used in this definition of Restricted Transactions, expressly does not include Zaring National and it is expressly acknowledged that the Zaring Homes Receivable is not a Restricted Transaction.

                           Revolving Credit Base Rate Margin shall have the meaning assigned to that term in Section 4.1(c).

                           Revolving Credit Base Rate Option shall mean the option of the Co-Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1(a)(i).

                           Revolving Credit Base Rate Portion shall mean the portion of the Revolving Credit Loans bearing interest at any time under the Revolving Credit Base Rate Option.

                           Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on
         Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                           Revolving Credit Euro-Rate Margin shall have the meaning specified in Section 4.1(c).

                           Revolving Credit Euro-Rate Option shall mean the option of the Co-Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1(a)(ii).

                           Revolving Credit Euro-Rate Portion shall mean the portion of the Revolving Credit Loans bearing interest at any time under the Revolving Credit Euro-Rate Option.

                           Revolving Credit Expiration Date shall mean, with respect to the Revolving Credit Commitments, July 1, 2001.

                           Revolving Credit Loans shall mean collectively, and Revolving Credit Loan shall mean separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Co-Borrowers pursuant to Section 2.1(a) and Section 2.6(a).

                           Revolving Credit Notes shall mean collectively, and Revolving Credit Note shall mean separately, all the Revolving Credit Notes of the Co-Borrowers in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                           Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans and Swing Loans outstanding and the Letter of Credit Outstandings.

                           Rollover LCs shall mean those letters of credit identified on Schedule 2.9(a) which were issued by an Issuing Letter of Credit Bank prior to the date of the Original Credit Agreement upon the application of Zaring Homes.

                           Senior Notes shall mean those three (3) term notes, each bearing interest at the rate of 7.95% per annum and each dated May 18, 1994, issued by Zaring Homes in favor of PNC, The Fifth Third Bank and The Provident Bank, respectively, in the respective principal amounts of $2,097,956, $1,400,386 and $1,746,548.

                           Settlement Date shall mean the Thursday of each week (if such day is a Business Day, and if not, the next succeeding Business Day) and any other Business Day on which the Agent elects to effect settlement pursuant to Section 5.6.

                           Side Letters shall mean that certain letter dated February 6, 1996 between

         PNC Securities Corp. and Zaring Homes, that certain letter dated February 4, 1998 between PNC and Zaring Homes and that certain letter between PNC and Zaring Homes dated June 11, 1999.

                           Sold Inventory shall mean, on any date of determination, the aggregate book value, determined in accordance with GAAP (excluding capitalized interest), of all Active Units which are subject to an Agreement of Sale and the lots (and related site improvements and development costs) under such Active Units to be sold therewith, provided that with respect to each such Active Unit and related parcel of land, if any, the applicable Loan Party has received Regulatory Approval. Any asset which is Model Inventory, Unsold Building Inventory, Approved Developed Lots Inventory, Approved Land Under Development Inventory or Approved Land Inventory is excluded from Sold Inventory.

                           Speculative Unit shall mean any Active Unit which is
         (i) not subject to an Agreement of Sale and (ii) not a Model Unit.

                           Subsidiary of any person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such person's Subsidiaries, or any partnership of which such person is a general partner, or of which more than 50% of the partnership interests are at the time directly or indirectly owned by such person or one or more of such person's Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such person or one or more of such person's Subsidiaries.

                           Subsidiary Shares shall have the meaning assigned to such term in Section 6.1(c).

                           Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Co-Borrowers pursuant to Section 2.1(b) in an aggregate principal amount up to $5,000,000.

                           Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5(b).

                           Swing Loans shall mean collectively, and Swing Loan shall mean separately, all swing loans or any swing loan made by PNC to the Co-Borrowers pursuant to Sections 2.1(b) and 2.6(b).

                           Swing Note shall mean the Swing Note of the Co-Borrowers in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, restatements, refinancings or refundings thereof in whole or in part.

                           Term Loan Base Rate Margin shall have the meaning specified in Section 4.1(c).

                           Term Loan Base Rate Option shall mean the option of Zaring Homes to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1(b)(i).

                           Term Loan Base Rate Portion shall mean the portion of the Term Loans bearing interest at any time under the Term Loan Base Rate Option.

                           Term Loan Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Term Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Banks.

                           Term Loan Euro-Rate Option shall mean the option of Zaring Homes to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1(b)(ii).

                           Term Loan Euro-Rate Portion shall mean the portion of the Term Loans bearing interest at any time under the Term Loan Euro-Rate Option.

                           Term Loan Maturity Date shall mean April 1, 2001.

                           Term Loans shall mean collectively, and Term Loan shall mean separately, all term loans or any term loan made by the Banks or one of the Banks to Zaring Homes pursuant to Section 3.1.

                           Term Notes shall mean collectively, and Term Note shall mean separately, all of the Term Notes of Zaring Homes in the form of Exhibit 1.1(T) evidencing the Term Loans, together with all amendments, extensions, renewals, restatements, replacements, refinancings or refunds thereof in whole or in part.

                           Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                           Unsold Building Inventory shall mean, on any date of determination, the aggregate book value, determined in accordance with GAAP (excluding capitalized interest) of all Active Units which are not subject to an Agreement of Sale and the lots (and related site improvements and development costs) under such Active Units to be sold therewith, provided that with respect to each such Active Unit, the applicable Loan Party has received Regulatory Approval. Any asset which is Sold Inventory, Model Inventory, Approved Developed Lots Inventory, Approved Land Under Development Inventory or Approved Land Inventory is excluded from Unsold Building Inventory.

                           Zaring Holdings shall mean Zaring Holdings, Inc., a corporation organized and existing under the laws of the State of Ohio.

                           Zaring Homes shall mean Zaring Homes, Inc., a corporation organized and existing under the laws of the State of Ohio.

                           Zaring Homes Receivable shall have the meaning set forth in Section 8.2(d)(vi).

                           Zaring Indiana shall mean Zaring Homes of Indiana, L.L.C., a limited liability company organized and existing under the laws of the State of Indiana.

                           Zaring Kentucky shall mean Zaring Homes Kentucky, LLC, a limited liability company organized and existing under the laws of the Commonwealth of Kentucky.

                           Zaring National shall mean Zaring National
         Corporation, a corporation organized and existing under the laws of the State of Ohio.

                           Zaring National Cash Flow From Operations shall mean, for any period of determination, the following with respect to Zaring National and its Subsidiaries for each item for such period determined and consolidated in accordance with GAAP: (i) the sum of net income, depreciation, amortization, other noncash charges to net income, interest expense and income tax expense minus (ii) noncash credits to net income.

                           Zaring National Fixed Charges shall mean, for any period of determination, the sum of interest incurred (capitalized and expensed) plus scheduled principal installments of Indebtedness plus dividends (to the extent paid in cash), in each case of Zaring National and its Subsidiaries and First Cincinnati Land LLC and First Cincinnati Leasing LLC, for such period determined and consolidated in accordance with GAAP.

                           Zaring National Tangible Net Worth shall mean, as of any date of determination, total stockholders' equity minus intangible assets, in each case of Zaring National and its Subsidiaries as of such date determined and consolidated in accordance with GAAP (excluding First Cincinnati Land LLC and First Cincinnati Leasing LLC).

                           Zaring National Total Liabilities shall mean, for the fiscal quarter then ended, all Indebtedness and, without duplication, all other liabilities including minority interests of Zaring National and its Subsidiaries, determined and consolidated in accordance with GAAP (excluding First Cincinnati Land LLC and First Cincinnati Leasing
         LLC).

1.2.     Construction.

                  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations). Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion, or to grant or withhold consent, such right shall be exercised in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

1.3.     Accounting Principles.

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                 2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1.     The Commitments.

(a)      Revolving Credit Commitments.

                           Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Co-Borrowers at any time or from time to time on or after the date hereof to, but not including, the Revolving Credit Expiration Date; provided that, after giving effect to such Revolving Credit Loans, (i) the aggregate principal amount of each Bank's Revolving Credit Loans outstanding hereunder shall not exceed, at any one time, such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letter of Credit Outstandings, and (ii) the aggregate of the Revolving Facility Usage minus Eligible Development Costs shall not exceed the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Co-Borrowers may borrow, repay and reborrow pursuant to this Section 2.1(a).

(b)      Swing Loan Commitment.

                           Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may make, at its option, cancelable at any time for any reason whatsoever, swing loans (the "Swing Loans") to the Co-Borrowers at any time or from time to time after the date hereof to, but not including, the Revolving Credit Expiration Date in an aggregate principal amount up to $5,000,000 (the "Swing Loan Commitment"), provided that the aggregate principal amount of PNC's Swing Loans and the Revolving Credit Loans of all the Banks at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this

         Agreement, the Co-Borrowers may borrow, repay and reborrow pursuant to this Section 2.1(b).

2.2.     Nature of the Banks' and the Borrowers' Obligations.

                  Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.6 in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Co-Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings at such time. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the obligations of the Co-Borrowers to any other party, nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Revolving Credit Expiration Date.

2.3.     Certain Fees.

(a)      Facility Fees; Extension Fee.

                           As consideration for each Bank's Revolving Credit Commitment, a nonrefundable facility fee equal to 0.125% of such Bank's Revolving Credit Commitment was paid to the Agent for the account of each Bank on the Original Closing Date. The Co-Borrowers paid to the Agent for the account of each Bank, as consideration for the extension of the Revolving Credit Expiration Date pursuant to the Amended and Restated Credit Agreement, a nonrefundable facility fee equal to 0.03% of each Bank's Revolving Credit Commitment on the closing date for the Amended and Restated Credit Agreement. The Co-Borrowers hereby agree to pay to the Agent for the account of each Bank, as consideration for the extension of the Revolving Credit Expiration Date pursuant to this Agreement, a nonrefundable facility fee equal to 0.25% of each Bank's Revolving Credit Commitment on the Closing Date.

(b)      Commitment Fee.

                           Accruing from the Original Closing Date until the Revolving Credit Expiration Date, the Co-Borrowers agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a commitment fee (the "Commitment Fee") equal to a percentage per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) which shall be based upon the Leverage Ratio for the immediately preceding fiscal quarter, as shown on the Co-Borrowers' most recently delivered financial statements pursuant to Section 8.3(0) or 8.3(c), as follows, and subject to adjustment as set forth in
         Section 4.1(c)(ii), on the average daily unborrowed amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time (for purposes of this computation, PNC's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment, Letter of Credit Outstandings shall be deemed to be borrowed amounts under each Bank's Revolving Credit Commitments in accordance with its Ratable Share, and the amount of any Revolving Credit Loans that any Bank wrongfully fails to fund shall not be deemed to be an unborrowed amount under such Bank's Revolving Credit Commitment):

                                    Leverage Ratio                                           Commitment Fee
                                    --------------                                           --------------
         Equal to or greater than 2.00 to 1.00                                                   .40%
         Less than 1.99 to 1.00 but greater than or equal to 1.75 to 1.00                        .35%
         Less than 1.74 to 1.00 but greater than 1.50 to 1.00                                    .30%
         Less than 1.49 to 1.00 but greater than 1.25                                            .25%
         Equal to or less than 1.24 to 1.00                                                      .20%

         All Commitment Fees shall be payable in arrears on the first Business Day of each July, October, January and April after the date hereof, on the Revolving Credit Expiration Date and upon any acceleration of the Notes.

2.4.     Permanent Reductions of Commitments.

(a)      Voluntary Reductions.

                           The Co-Borrowers shall be permitted, without premium or penalty, at any time upon five (5) Business Days' notice to the Agent, to reduce permanently the Revolving Credit Commitments in an aggregate amount of not less than $1,000,000 and in integral multiples thereof for amounts in excess of $1,000,000, and each Bank's Revolving Credit Commitments shall be reduced in accordance with its Ratable Share; provided, however, the principal amount of all Revolving Credit Loans outstanding at any time shall not be permitted to exceed the Revolving Credit Commitments of all the Banks at such time.

(b)      Effect of Reductions.

                           After each such reduction, the Commitment Fee shall be calculated upon the Revolving Credit Commitments of the Banks as so reduced, and the amount of the reduction of the Revolving Credit Commitments may not be reinstated.

2.5.     Loan Requests.

(a)      Revolving Credit Loan Requests.

                           Except as otherwise provided herein, the Co-Borrowers may from time to time prior to the Revolving Credit Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans, by the delivery to the Agent, not later than 2:00 p.m., Cincinnati time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Revolving Credit Loans, and (ii) not later than 11:00 a.m., Cincinnati time, on the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Euro-Rate Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5(a) or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Revolving Credit Loan Request" or "Loan Request"), it being understood that the Agent may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate principal amount of the proposed Revolving Credit Loans comprising the Borrowing Tranche, which shall be in integral multiples of $250,000 and not less than $750,000 for Revolving Credit Loans to which the Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available under the Revolving Credit Commitments for Revolving Credit Loans to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or the Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and
         (iv) in the case of Revolving Credit Loans to which the Euro-Rate Option applies, an appropriate Euro-Rate Interest Period for the proposed Revolving Credit Loans comprising the Borrowing Tranche. If no such notice is given at least three (3) Business Days prior to the expiration of any Euro-Rate Interest Period for any Revolving Credit Loan or portion thereof, the Co-Borrowers shall be deemed to have converted such Revolving Credit Loan or portion thereof to the Base Rate Option commencing upon the last day of that Euro-Rate Interest Period.

(b)      Swing Loan Requests.

                           Except as otherwise provided herein, the Co-Borrowers may from time to time prior to the Revolving Credit Expiration Date request PNC to make Swing Loans by delivery to PNC, not later than 11:00 a.m., Cincinnati time, on the proposed Borrowing Date, of a duly completed request therefor substantially in the form of Exhibit 2.5(b) or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request" or "Loan Request"), it being understood that the Agent may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall not be less than $100,000.

2.6.     Making Loans.

(a)      Revolving Credit Loans.

                           The Agent shall, promptly after receipt by it of a Revolving Credit Loan Request pursuant to Section 2.5(a), notify the Banks of its receipt of such Revolving Credit Loan Request, specifying:
         (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loan; (ii) the amount and type of such Revolving Credit Loan and the applicable Euro-Rate Interest Period (if any); and (iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loan to the Co-Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., Cincinnati time, on the Borrowing Date; provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loan of such Bank on the Borrowing Date; and provided, further, that such funding by the Agent shall not be deemed to increase the Revolving Credit Commitment of the Agent or to reduce the Revolving Credit Commitment of such Bank.

(b)      Swing Loans.

                           (i) Swing Loans Pursuant to Swing Loan Requests. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5(b), fund such Swing Loan to the Co-Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 5:00 p.m., Cincinnati time, on the Borrowing Date; provided that after PNC receives notice of default as set forth in Section 10.9, PNC shall not make any Swing Loans under
         Section 2.6(b)(i) or (ii).

                           (ii) Swing Loans Pursuant to Money Management Arrangements. So long as PNC elects to make Swing Loans, on any Business Day in which there is an aggregate negative balance in respect of the accounts relating to the Money Management Arrangements, PNC shall, on behalf of the Co-Borrowers and without the requirement that the Co-Borrowers deliver a Swing Loan Request pursuant to Section 2.5(b), make a Swing Loan to the Co-Borrowers in an amount equal to the lesser of (a) the amount of the negative balance or (b) $2,500,000, but in no event more than the amount, if any, available under the Swing Loan Commitment, which amount shall be deposited in an account related to the Money Management Arrangements.

2.7.     Borrowings to Repay Swing Loans.

                  Any aggregate positive balance in the accounts related to the Money Management Arrangements shall, to the extent available at the end of a Business Day, be automatically applied to the repayment of the outstanding balance of the Swing Loans. In addition, PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with
         Section 2.5(a) without regard to any of the requirements of that provision. PNC shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.7 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 7.2 are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m., Cincinnati time, on the Business Day next succeeding the date the Banks receive such notice from PNC.

2.8.     Notes.

(a)      Revolving Credit Notes.

                           The obligation of the Co-Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a promissory note of the Co-Borrowers dated the date hereof in the form of Exhibit 1.1(R) payable to the order of each Bank in a face amount equal to the Revolving Credit Commitment of such Bank. The Revolving Credit Notes shall be payable in full on the Revolving Credit Expiration Date or earlier acceleration of the Notes.

(b)      Swing Note.

                           The obligation of the Co-Borrowers to repay the unpaid principal amount of the Swing Loans made to it by PNC, together with interest thereon, shall be evidenced by a demand promissory note of the Co-Borrowers dated the date hereof in the form of Exhibit 1.1(S) payable to the order of PNC in a face amount equal to the Swing Loan Commitment.

2.9.     Letter of Credit Subfacility.

(a)      Issuance of Letters of Credit.

                           The Co-Borrowers may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of any Co-Borrower or a Guarantor by delivering to the applicable Issuing Letter of Credit Bank with a copy to the Agent a completed application and agreement for letters of credit in such form as the applicable Issuing Letter of Credit Bank may specify from time to time by no later than 11:00 a.m., Cincinnati time, at least three (3) Business Days, or such shorter period as may be agreed to by the applicable Issuing Letter of Credit Bank, in advance of the proposed date of issuance. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, such Issuing Letter of Credit Bank will issue a Letter of Credit; provided that each Letter of Credit shall (A) have a maximum maturity of twenty-four (24) months from the date of issuance and (B) in no event expire later than five (5) Business Days prior to the Revolving Credit Expiration Date; and provided, further, that in no event shall (i) the Letter of Credit Outstandings exceed, at any one time, $15,000,000, (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments, or (iii) the Revolving Facility Usage exceed the Borrowing Base. Each of the Rollover LCs listed on Schedule 2.9(a) has been deemed to have been issued hereunder on the Original Closing Date by the applicable Issuing Letter of Credit Bank and shall be deemed to be a Letter of Credit for all purposes of this Agreement.

(b)      Participations.

                           Immediately upon issuance of each Letter of Credit, and without further action, each Bank shall be deemed to, and hereby agrees that it shall, have irrevocably purchased for such Bank's own account and risk from the applicable Issuing Letter of Credit Bank an individual participation interest in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder, and each such Bank shall be responsible to reimburse such Issuing Letter of Credit Bank immediately for its Ratable Share of any disbursement under any Letter of Credit which has not been reimbursed by the Co-Borrowers in accordance with
         Section 2.9(d).

(c)      Letter of Credit Fees.

                           The Co-Borrowers shall pay to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to one and one-eighth percent (1-1/8%) per annum (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be computed on the daily average Letter of Credit Outstandings. The Letter of Credit Fee shall be payable quarterly in arrears commencing with the first Business Day of each July, October, January and April following issuance of each Letter of Credit and on the Revolving Credit Expiration Date and any earlier acceleration of the Notes. The Co-Borrowers shall pay to the applicable Issuing Letter of Credit Bank for its own account a fronting fee as determined by such Issuing Letter of Credit Bank and the Co-Borrowers. The Co-Borrowers shall also pay to the applicable Issuing Letter of Credit Bank for its sole account the Issuing Letter of Credit Bank's then-in-effect customary fees and administrative expenses payable with respect to the Letters of Credit as such Issuing Letter of Credit Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation and administration of Letters of Credit.

(d)      Disbursements, Reimbursement.

                           The Co-Borrowers shall be obligated immediately to reimburse the applicable Issuing Letter of Credit Bank for all amounts which such Issuing Letter of Credit Bank is required to advance pursuant to the Letters of Credit (collectively, the "Reimbursement Obligations"). The applicable Issuing Letter of Credit Bank will promptly notify (A) the Co-Borrowers of each demand or presentment for payment or other drawing under each Letter of Credit issued by such Issuing Letter of Credit Bank, and (B) the Agent of the amount required to be paid by such Issuing Letter of Credit Bank pursuant to each such Letter of Credit. The Agent shall promptly notify each Bank of the amount required to be paid by such Bank as a result of a drawing upon such Letter of Credit if the applicable Issuing Letter of Credit Bank shall have notified the Agent that the Co-Borrowers have not timely reimbursed such Issuing Letter of Credit Bank for such draw. If such notice is received by a Bank before 10:00 a.m., Cincinnati time, such Bank shall deliver such Bank's Ratable Share of such payment in immediately available funds to the Agent on that Business Day. If such notice is received by a Bank after 10:00 a.m., Cincinnati time, such Bank shall, before 10:00 a.m., Cincinnati time, on the next succeeding Business Day, deliver to the Agent such Bank's Ratable Share of such payment as a Revolving Credit Loan from such Bank in immediately available funds. Upon receipt of each Bank's Ratable Share of such payment, the Agent shall immediately deliver such Bank's Ratable Share of such payment to the applicable Issuing Letter of Credit Bank. Such amounts advanced shall become, at the time the amounts are advanced, Revolving Credit Loans from the Banks. Such Revolving Credit Loans shall bear interest at the rate applicable under the Base Rate Option unless the Co-Borrowers elect to have a different Interest Rate Option apply to such Revolving Credit Loans pursuant to and in accordance with the provisions contained in Section 4.1.

(e)      Documentation.

                           The Co-Borrowers agree to be bound by the terms of each Issuing Letter of Credit Bank's application and agreement for Letters of Credit and each Issuing Letter of Credit Bank's written regulations and customary practices relating to Letters of Credit, though such interpretation may be different from the Co-Borrowers' own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Letter of Credit Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Co-Borrowers' instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(f)      Determinations to Honor Drawing Requests.

                           In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Letter of Credit Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(g)      Nature of Participation and Reimbursement Obligations.

                           The obligation of the Banks to participate in Letters of Credit pursuant to Section 2.9(b), the obligation of the Banks pursuant to Section 2.9(d) to fund Revolving Credit Loans upon a draw under a Letter of Credit and the obligation of the Co-Borrowers to reimburse the applicable Issuing Letter of Credit Bank upon a draw under a Letter of Credit pursuant to Section 2.9(d) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of such Sections under all circumstances, including the following circumstances:

                                    (i) the failure of the Co-Borrowers or any
         other Person to comply with the conditions set forth in Section 2.1, 2.5, 2.6 or 7.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Revolving Credit Loan under Section 2.9(d);

                                    (ii) any lack of validity or enforceability
         of any Letter of Credit;

                                    (iii) the existence of any claim, set-off,
         defense or other right which the Co-Borrowers, any other Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent or other Bank or any other Person or, whether in connection with this

         Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Co-Borrowers or Subsidiaries of the Co-Borrowers and the beneficiary for which any Letter of Credit was procured);

                                    (iv) any draft, demand, certificate or other
         document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (v) payment by the applicable Issuing Letter
         of Credit Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                                    (vi) any adverse change in the business,
         operations, properties, assets, condition (financial or otherwise) or prospects of the Co-Borrowers or Subsidiaries of the Co-Borrowers;

                                    (vii) any breach of this Agreement or any
         other Loan Document by any party thereto;

                                    (viii) any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing;

                                    (ix) the fact that an Event of Default or a
         Potential Default shall have occurred and be continuing; or

                                    (x) the Revolving Credit Expiration Date
         shall have passed or this Agreement or the Revolving Credit Commitments hereunder shall have been terminated.

(h)      Indemnity.

                           In addition to amounts payable as provided in Section 10.5, the Co-Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Letter of Credit Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Letter of Credit Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Letter of Credit Bank as determined by a final judgment of a court of competent jurisdiction, or (B) subject to the following clause (ii), the wrongful dishonor by such Issuing Letter of Credit Bank of a proper demand for payment made under any Letter of Credit; or
         (ii) the failure of such Issuing Letter of Credit Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

(i)      Liability for Acts and Omissions.

                           As between any Loan Party and each Issuing Letter of Credit Bank, the Co-Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Letter of Credit Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;
         (vii) the misapplication by the beneficiary of any such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Letter of Credit Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Letter of Credit Bank's rights or powers hereunder.

                           In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the applicable Issuing Letter of Credit Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Letter of Credit Bank under any resulting liability to the Co-Borrowers.

                           The Banks and any Loan Party may not commence a proceeding against any Issuing Letter of Credit Bank for wrongful disbursement under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct of such Issuing Letter of Credit Bank until the Banks have made and the Co-Borrowers have repaid the Revolving Credit Loans described in Section 2.9(d).

2.10.    Extension by Banks of the Revolving Credit Expiration Date.

                  Upon or promptly after delivery by the Co-Borrowers of the annual financial statements to be provided under Section 8.3(c) for the fiscal year ending December 31, 1997 or any subsequent fiscal year, the Co-Borrowers may request a one-year extension of the Revolving Credit Expiration Date by written notice to the Banks, and the Banks agree to respond to the Co-Borrowers' request for an extension within sixty (60) days following receipt of the request; provided, however, that all the Banks must consent to any extension of the Revolving Credit Expiration Date, and the failure of the Banks to respond within such time period shall not in any manner constitute an extension of the Revolving Credit Expiration Date.

2.11.    Use of Proceeds.

                  The proceeds of the Revolving Credit Loans shall be used for lawful purposes in accordance with the second recital clause above.

                                 3. TERM LOANS

3.1.     Term Loan Commitments.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank made a term loan (the "Term Loan") to Zaring Homes on the Original Closing Date in the principal amount of such Bank's Term Loan Commitment.

3.2.     Nature of Banks' Obligations With Respect to Term Loans.

                  The Banks shall have no obligation to make Term Loans hereunder after the Original Closing Date. The Term Loan Commitments are not revolving credit commitments, and Zaring Homes shall not have the right to borrow, repay or reborrow under Section 3.1.

3.3.     Term Loan Facility Fee.

                  As consideration for such Bank's Term Loan Commitment, a nonrefundable facility fee equal to 0.125% of such Bank's Term Loan Commitment was paid to the Agent for the account of each Bank by Zaring Homes on the Original Closing Date.

3.4.     Term Loan Notes.

                  The obligation of Zaring Homes to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Original Closing Date in the form of Exhibit 1.1(T) payable to the order of each Bank in a face amount equal to the Term Loan Commitment of such Bank. The principal amount as provided therein of the Term Notes shall be payable quarterly in arrears on the first Business Day of each July, October, January and April after the date hereof in twenty (20) equal quarterly installments of $750,000, beginning on July 1, 1996, with a final installment on the Term Loan Maturity Date, or in full upon the earlier acceleration of the Notes.

3.5.     Use of Proceeds.

                  The proceeds of the Term Loans shall be used for lawful purposes in accordance with the second recital clause above.

                               4. INTEREST RATES

4.1.     Interest Rate Options.

                  The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Euro-Rate Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all the Loans accruing interest at the Euro-Rate Option, and provided, further, that only the Revolving Credit Base Rate Option shall be applicable with respect to the Swing Loans. The Agent's determination of a rate of interest and any change therein shall, in the absence of manifest error, be conclusive and binding upon all parties hereto. If at any time the designated rate applicable to any Loan made by the Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate; provided, that the portion of interest which exceeds the amount such Bank can lawfully receive and, thus, is not paid to such Bank shall be due and payable upon the following Interest Payment Date(s) to the extent lawfully permissible.

(a)      Revolving Credit Interest Rate Options.

                           The Co-Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit
         Loans:

                                    (i) Revolving Credit Base Rate Option: A
         fluctuating rate per annum (computed on the basis of a year of (i) 365 or 366 days, as the case may be, and actual days elapsed for Revolving Credit Loans based on the Agent's prime rate or (ii) 360 days and actual days elapsed for Revolving Credit Loans based on the Federal Funds Effective Rate) equal to the Base Rate plus the Revolving Credit Base Rate Margin (as set forth in Section 4.1(c)), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or the Revolving Credit Base Rate Margin.

                                    (ii) Revolving Credit Euro-Rate Option: A
         rate per annum (computed on a basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Revolving Credit Euro-Rate Margin (as set forth in Section 4.1(c)). The Euro-Rate shall be adjusted automatically with respect to any Euro-Rate Portion outstanding on the effective date of any change in the Euro-Rate Reserve Percentage notwithstanding that such effective date occurs during a Euro-Rate Interest Period. The Agent shall give prompt notice to the Co-Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive.

(b)      Term Loan Interest Rate Options.

                           Zaring Homes shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

                                    (i) Term Loan Base Rate Option: A
         fluctuating rate per annum (computed on the basis of a year of (i) 365 or 366 days, as the case may be, and actual days elapsed for Term Loans based on the Agent's prime rate or (ii) 360 days and actual days elapsed for Term Loans based on the Federal Funds Effective Rate) equal to the Base Rate plus the Term

         Loan Base Rate Margin (as set forth in Section 4.1(c)), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or the Term Loan Base Rate Margin.

                                    (ii) Term Loan Euro-Rate Option: A rate per
         annum (computed on a basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Term Loan Euro-Rate Margin (as set forth in Section 4.1(c)). The Euro-Rate shall be adjusted automatically with respect to any Euro-Rate Portion outstanding on the effective date of any change in the Euro-Rate Reserve Percentage notwithstanding that such effective date occurs during a Euro-Rate Interest Period. The Agent shall give prompt notice to Zaring Homes of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive.

(c)      Interest Rate Margins.

                                    (i) The base rate margin applicable to
         Revolving Credit Loans (the "Revolving Credit Base Rate Margin") on the Closing Date shall equal one hundred twenty-five thousandths percent (0.125%). The base rate margin applicable to Term Loans (the "Term Loan Base Rate Margin") on the Closing Date shall equal one hundred twenty-five thousandths percent (0.125%). The Euro-Rate margin applicable to Revolving Credit Loans (the "Revolving Credit Euro-Rate Margin") on the Closing Date shall equal two and thirty hundredths percent (2.30%). The Euro-Rate margin applicable to Term Loans (the "Term Loan Euro-Rate Margin") on the Closing Date shall equal two and thirty hundredths percent (2.30%). After the Closing Date, the Revolving Credit and Term Loan Base Rate Margins and the Revolving Credit and Term Loan Euro-Rate Margins shall be based upon the Leverage Ratio for the Borrower's immediately preceding fiscal quarter, as shown on the Borrowers' most recently delivered financial statements pursuant to Section 8.3(b) or 8.3(c), as follows:

                                                             Revolving         Term Loan        Revolving        Term Loan
                                                               Credit          Euro-Rate       Credit Base       Base Rate
                      Leverage Ratio                      Euro-Rate Margin      Margin         Rate Margin         Margin
                      --------------                      ----------------      ------         -----------         ------
         Equal to or greater than 2.00 to 1.00                 2.30%             2.30%            0.125%           0.125%
         Less than 1.99 to 1.00 but greater than
              or equal to 1.75 to 1.00                         2.10%             2.10%              0%               0%
         Less than 1.74 to 1.00 but greater than               1.90%             1.90%              0%               0%
              1.50 to 1.00
         Less than 1.49 to 1.00 but greater than 1.25          1.70%             1.70%              0%               0%
         Equal to or less than 1.24 to 1.00                    1.50%             1.50%              0%               0%

                                    (ii) Except as noted above, in the event the
         Leverage Ratio has changed such that a different rate is applicable, the rate shall be effective as of the first

         Settlement Date following receipt by the Agent of the financial statements, notwithstanding that such effective date occurs during a Euro-Rate Interest Period. In the event the financial statements of the Borrowers with respect to any fiscal quarter or fiscal year are not delivered as required under Sections 8.3(b) and 8.3(c), any rate reduction then in effect shall continue until the first Settlement Date following receipt by the Agent of financial statements reflecting that a different Base Rate Margin, Euro-Rate Margin or Commitment Fee is applicable as a result of a change in the Leverage Ratio; provided, that if such financial statements indicate that the Euro-Rate Margin, Base Rate Margin or Commitment Fee should have been higher than the margins or fee which was in effect, as a result of the Borrowers' failure to deliver such financial statements in a timely manner, the Euro-Rate Margin, the Base Rate Margin and Commitment Fee shall be retroactively adjusted, and the Borrowers shall immediately, upon written notice from the Agent, pay to the Agent, for the ratable benefit of the Banks, the additional interest to which the Banks are entitled.

(d)      Rate Quotations.

                           The Borrowers may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such indication shall not be binding on the Agent or the Banks or affect the rate of interest which thereafter is actually in effect when the election is made.

4.2.     Euro-Rate Interest Periods.

                  At any time when the Borrowers shall select, convert to or renew the Euro-Rate Option to apply to any Revolving Credit Loan or Term Loan, the Borrowers shall notify the Agent thereof at least three
         (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall select a Euro-Rate interest period during which such Interest Rate Option shall apply, such periods to be one (1), two (2), three (3) or six (6) months (the "Euro-Rate Interest Periods"); provided that:

(a) any Euro-Rate Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day;

(b) any Euro-Rate Interest Period which begins on the last Business Day of a calendar month for which there is no numerically corresponding Business Day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month;

(c) the Euro-Rate Portion for each Euro-Rate Interest Period shall be in integral multiples of $250,000 and not less than $750,000;

(d) the Borrowers shall not select, convert to or renew a Euro-Rate Interest Period for any portion of the Revolving Credit Loans that would end after the Revolving Credit Expiration Date or any portion of the Term Loans that would end after the Term Loan Maturity Date; and

(e) in the case of the renewal of the Euro-Rate Option at the end of a Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in payment of interest for such day.

4.3.     Interest After Default.

                  To the extent permitted by Law, upon the occurrence and during the continuance of an Event of Default, and after expiration of any applicable grace period, (a) the Letter of Credit Fee applicable pursuant to Section 2.9(c) shall be increased by 2% per annum until paid in full (before and after judgment), (b) each Loan shall thereafter bear interest at a rate per annum equal to 2% above the applicable Base Rate Option until paid in full (before and after judgment), and (c) each other obligation hereunder, if not paid when due, shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2% per annum from the time such obligation becomes due and payable until paid in full (before and after judgment), payable on demand. The Borrowers acknowledge that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

4.4.     Euro-Rate Unascertainable.

                  If:

(a) on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined (which determination shall be conclusive absent manifest error) that:

                           (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                           (ii) a contingency has occurred which materially and adversely affects the London interbank market; or

(b) at any time any Bank shall have determined (which determination shall be conclusive absent manifest error) that:

                           (i) the making, maintenance or funding of any Loan to which the Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii) the Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any Loan, or if any Bank determines after making all reasonable efforts that deposits of the relevant amount in Dollars for the relevant Euro-Rate Interest Period for a Loan to which the Euro-Rate Option applies are not available to such Bank in the London interbank market, then, in the case of any event specified in subsection (a) above, the Agent shall promptly so notify the Banks and the Borrowers thereof; and in the case of an event specified in subsection (b) above, such Bank shall promptly so notify the Agent and attach a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew the Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrowers, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection
         (a) of this Section 4.4 or any Bank notifies the Agent of a determination under subsection (b) of this Section 4.4 and, in either case, the Borrowers have previously notified the Agent of their selection of, conversion to or renewal of the Euro-Rate Option and such Euro-Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under subsection (b) of this
         Section 4.4, the Borrowers shall, subject to the Borrowers' indemnification obligations under Section 5.5(b), as to any Loan of the Bank to which the Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5.     Selection of Interest Rate Options

                  If the Borrowers fail to select a Euro-Rate Interest Period in accordance with the provisions of Section 4.2 in the case of renewal of the Euro-Rate Portion, the Borrowers shall be deemed to have converted such Loan or option thereof to the Base Rate Option otherwise available with respect to such Loans, commencing upon the last day of that Euro-Rate Interest Period. If an Event of Default shall occur and be continuing, the Agent shall limit the Borrowers to the Base Rate Option hereunder; provided, however, that, unless the Loans have been accelerated hereunder, such limitation with respect to the Euro-Rate Portion shall not be effective until the expiration of any applicable Euro-Rate Interest Period.

                                  5. PAYMENTS

5.1.     Payments.

                  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fees or other amounts due from the Borrowers hereunder (other than the fees and expenses referenced in Section 2.9(c) which are to be paid to the Issuing Letter of Credit Bank as provided in such Section) shall be payable prior to

         11:00 a.m., Cincinnati time (or 3:00 p.m., Cincinnati time, in the event payments are to be made using the proceeds of Loans to be made on such date), on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC with respect to the Swing Loans and the ratable accounts of the Banks with respect to the Revolving Credit Loans and Term Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, subject to the provisions of Section 5.6; provided that in the event payments are received by 11:00 a.m., Cincinnati time, by the Agent with respect to the Revolving Credit Loans on the Settlement Date and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

                  The Loan Parties hereby authorize the Agent to charge any account designated by the Loan Parties related to the Money Management Arrangements or any deposit account maintained by the Loan Parties, individually or jointly with others, with PNC for any payment when due under this Agreement or the other Loan Documents. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in such order as the Agent may elect in its sole discretion. In the event there are insufficient balances in the designated accounts related to the Money Management Arrangements to pay any charges, fees and expenses (including attorneys' fees), accrued interest and principal, as any of the same shall become due, PNC may advance funds as provided in Section 2.6(b)(ii) to the extent there is availability under the Swing Loan Commitment. Otherwise, any such amounts shall be immediately due and payable by the Borrowers.

5.2.     Pro Rata Treatment of the Banks.

                  Each borrowing, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees or other fees (except for the Agent's Fees or any Issuing Letter of Credit Bank's fees) or amounts due from the Borrowers hereunder to the Banks with respect to the Revolving Credit Loans and Term Loans, shall (except as provided in Section 4.4(b), 5.4 or 5.5) be made in proportion to the Revolving Credit Loans and Term Loans outstanding from each Bank and, if no Revolving Credit Loans or Term Loans are then outstanding, in proportion to the Ratable Share of each Bank.

5.3.     Interest Payment Dates.

                  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof, on the Revolving Credit Expiration Date (with respect to Revolving Credit Loans and Swing Loans), on the Term Loan Maturity Date (with respect to Term Loans) and upon any earlier acceleration of the Notes. Interest on the Euro-Rate Portion shall be due and payable on the last day of each Euro-Rate Interest Period and, if any such Euro-Rate Interest Period is longer than three (3) months, also on the ninetieth
         (90th) day of such Euro-Rate Interest Period, on the Revolving Credit Expiration Date (with respect to Revolving Credit Loans), on the Term Loan Maturity Date (with respect to Term Loans) and upon any earlier acceleration of the Notes.

5.4.     Prepayments.

(a) The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in subsection (b) below or in Section 5.5):

                           (i) at any time with respect to any Swing Loan or any other Loan to which the Base Rate Option applies;

                           (ii) on the last day of the applicable Euro-Rate Interest Period with respect to Revolving Credit Loans or Term Loans to which the Euro-Rate Option applies; and

                           (iii) on the date specified in a notice by any Bank pursuant to Section 4.4(b) with respect to any Revolving Credit Loan or Term Loan to which the Euro-Rate Option applies.

                  Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Agent, at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans or Term Loans or no later than 3:00 p.m., Cincinnati time, on the date of prepayment of Swing Loans, setting forth the following information:

                                    (x)     the date, which shall be a Business
                                            Day, on which the proposed
                                            prepayment is to be made; and

                                    (y)     the total principal amount of such
                                            prepayment, which shall not be less
                                            than $100,000 for any Swing Loan or
                                            $1,000,000 for any Revolving Credit
                                            Loan or Term Loan.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans to which the Euro-Rate Option applies for which a prepayment notice is given, together with interest on such principal amount and any related fees, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. The principal amount of the Loans to which the Base Rate Option applies for which a prepayment notice is given shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is made; but interest on such principal amount and any related fees shall be due and payable on the next scheduled Interest Payment Date. All prepayments permitted pursuant to this Section 5.4(a) shall be applied to the unpaid installments of principal of the Loans in the inverse order of scheduled maturities. Unless otherwise specified by the Borrowers with respect to prepayments of the Euro-Rate Portion permitted under this Section 5.4(a)(ii) or (iii) above, all prepayments shall be applied first to the Base Rate Portion and then to the Euro-Rate Portion, subject to Section 5.5(b).

(b) In the event any Bank (i) gives notice under Section 4.4(b) or Section 5.5(a), (ii) does not fund Loans because the making of such Loans would contravene any Law applicable to such Bank pursuant to Section 7.2, or
         (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrowers shall have the right at their option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, within ninety (90) days after (w) receipt of such Bank's notice under Section 4.4(b) or 5.5(a),
         (x) the date such Bank has failed to fund Loans pursuant to Section 7.2 because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrowers shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.4(a) and Section 5.5 and any accrued interest due on such amount and any related fees; provided, however, that the Revolving Credit Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent and the Borrowers in the exercise of their reasonable discretion; and provided, further, the remaining Banks shall have no obligation hereunder to increase their Revolving Credit Commitments. Notwithstanding the foregoing, the Agent may be replaced only in accordance with Section 10.14, and the Agent must at all times be a Bank hereunder.

(c) Whenever the Revolving Facility Usage minus the Eligible Development Costs exceeds the Borrowing Base, the Co-Borrowers shall make, within three (3) Business Days after the Co-Borrowers learn of such excess and whether or not the Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the Revolving Facility Usage minus the Eligible Development Costs over the Borrowing Base, together with accrued interest on such principal amount at the default rate set forth in Section 4.3.

5.5.     Additional Compensation in Certain Circumstances.

(a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                           If any Law, guideline or interpretation, or any change in any Law, guideline or interpretation or the application thereof by any Official Body charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                                    (i) subjects any Bank to any tax or changes
         the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fees or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                                    (ii) imposes, modifies or deems applicable
         any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                                    (iii) imposes, modifies or deems applicable
         any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the capital of such Bank or such Bank's parent, taking into consideration the customary policies of such Bank or such Bank's parent with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify in writing the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense, provided that a Bank shall not give the Borrowers notice hereunder unless the Bank is generally imposing such increased costs on its similarly situated customers. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank within thirty (30) calendar days after such notice is given.

(b)      Indemnity.

                           In addition to the compensation required by subsection (a) of this Section 5.5, the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin and any loss or expense incurred in liquidating or employing deposits from third parties, including any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to the Euro-Rate Option) which such Bank sustains or incurs hereunder as a result of any:

                                    (i) payment, prepayment, conversion or
         renewal of any Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment, prepayment, conversion or renewal is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due);

                                    (ii) attempt by the Borrowers to revoke
         (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Loan Requests under Section 2.5 or voluntary prepayments under Section 5.4; or

                                    (iii) default by the Borrowers in the
         performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fees or any other amount due hereunder.

                  Notwithstanding the foregoing, nothing in the foregoing
         Section 5.5(b)(i), (ii) or (iii) shall be construed to permit the Borrowers to engage in any action otherwise prohibited hereunder. If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in writing in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

5.6.     Settlement Date Procedures.

                  In order to minimize the transfer of funds between the Banks and the Agent, the Co-Borrowers may borrow, repay and reborrow Swing Loans, and PNC may make Swing Loans, as provided in Section 2.1(b) during the period between Settlement Dates. Not later than noon, Cincinnati time, on each Settlement Date, the Agent shall notify each Bank of its Ratable Share of the Loans (including both the Swing Loans made by the Agent and the Revolving Credit Loans made by the Banks). Prior to 3:00 p.m., Cincinnati time, on such Settlement Date, each Bank shall pay to the Agent the amount equal to the positive difference, if any, between its Ratable Share of the Revolving Credit Loans and Swing Loans and its Revolving Credit Loans, and the Agent shall pay to each Bank its Ratable Share of all payments made by the Co-Borrowers to the Agent with respect to the Revolving Credit Loans. The Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.6 shall relieve the Banks of their obligation to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.7. The Agent may at any time at its option, for any reason whatsoever, require each Bank to pay immediately to the Agent such Bank's Ratable Share of the outstanding Revolving Credit Loans and Swing Loans (provided the principal amount of such Bank's Revolving Credit Loans shall not exceed its Revolving Credit Commitment), and each Bank may at any time require the Agent to pay immediately to such Bank its Ratable Share of all payments made by the Co-Borrowers to the Agent with respect to the Revolving Credit Loans.

                       6. REPRESENTATIONS AND WARRANTIES

6.1.     Representations and Warranties.

                  The Loan Parties jointly and severally represent and warrant to the Agent and each of the Banks as follows:

(a)      Organization and Qualification.

                           Each of the Loan Parties is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1(a) hereto. Schedule 6.1(a) lists all of the jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both make such licensing or qualification necessary.

(b)      Capitalization and Ownership.

                           The authorized capital stock of Zaring Homes consists of 18,000,000 shares of common stock, 1,000,000 shares of voting preferred stock and 1,000,000 shares of nonvoting preferred stock. As of the date hereof, the number of issued and outstanding shares of preferred stock is set forth on Schedule 6.1(b). The authorized capital stock of Zaring Holdings consists of 850 shares of common stock. As of the date hereof, the number of issued and outstanding shares of common and preferred stock is set forth on Schedule 6.1(b). As of the date hereof, Hearthside has 100 units outstanding; 99 units are owned by Zaring National and 1 unit is owned by Zaring Holding. All of the issued and outstanding capital stock of Zaring Homes and Zaring Holdings is owned by Zaring National. Allen G. Zaring, III and Anne M. Zaring, directly or indirectly, own the issued and outstanding shares of common stock of Zaring National set forth on Schedule 6.1(b). There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 6.1(b).

(c)      Subsidiaries.

                           Schedule 6.1(c) states the name of each of the Borrowers' Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation and its outstanding partnership interests (the "Partnership Interests") if it is a partnership. Each Borrower and each Subsidiary of each Borrower has good and marketable title to all of the Subsidiary Shares and Partnership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares and Partnership Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions in connection with the issuance of the Partnership Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares or Partnership Interests except as indicated on Schedule 6.1(c).

(d)      Power and Authority.

                           Each Loan Party has full corporate or partnership or other power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

(e)      Validity and Binding Effect.

                           This Agreement on the date hereof has been, and each other Loan Document to which it is a party on the date on which it is required to be executed and delivered pursuant hereto shall have been, duly and validly executed and delivered by each of the Loan Parties. This Agreement and each of the other Loan Documents delivered by the Loan Parties pursuant to the provisions hereof will constitute legal, valid and binding obligations of each of the Loan Parties, enforceable against each of the Loan Parties in accordance with their respective terms, except to the extent that enforceability of any of the foregoing Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

(f)      No Conflict.

                           Neither the execution and delivery of this Agreement or the other Loan Documents by the Loan Parties nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of any of the Loan Parties or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any of the Loan Parties is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any of the Loan Parties.

(g)      Litigation.

                           There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Loan Parties, threatened against any of the Loan Parties at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in any Material Adverse Change. None of the Loan Parties is in violation of any order, writ, injunction or decree of any Official Body which may result in any Material Adverse Change.

(h)      Title to Properties.

                           Each of the Loan Parties has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect. Promptly upon request by the Agent, the Borrowers will provide to the Agent and the Banks a list of all real property owned or leased by each of the Loan Parties.

(i)      Financial Statements.

                                    (A) Historical Statements. Zaring Homes has
         delivered to the Agent copies of its audited year-end financial statements for and as of the end of the three (3) fiscal years ended December 31, 1994 - 1996 and Zaring National has delivered to the Agent copies of its audited year-end financial statements for and as of the end of the two (2) fiscal years ended December 31, 1997 - 1998 (collectively, the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by Zaring Homes' or Zaring National's, as applicable, management, are correct and complete in all material respects and fairly represent the consolidated financial condition of Zaring Homes or Zaring National, as applicable, as of their dates and the results of operations for the fiscal periods then ended, and have been prepared in accordance with GAAP consistently applied.

                                    (B) Financial Projections. The Co-Borrowers
         (with respect to the Co-Borrowers and their Subsidiaries) have delivered to the Agent financial projections for the fiscal year ending December 31, 1999 derived from assumptions of the Co-Borrowers' management (collectively, the "Financial Projections"). The Financial Projections represent a reasonable range of possible results (predicted to be within such range and not at an exact numerical level) in light of the history of the business, present and foreseeable conditions and the intentions of the Co-Borrowers' management. The Financial Projections with respect to the Co-Borrowers accurately reflect the liabilities of the Co-Borrowers upon the consummation of the transactions contemplated hereby as of the Closing Date.

                                    (C) Accuracy of Financial Statements.
         Neither Zaring Homes nor Zaring National has any material liabilities, contingent or otherwise, or forward or long-term material commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein, there are no unrealized or anticipated losses from any commitments of Zaring Homes or Zaring National which may cause a Material Adverse Change. Since December 31, 1998, no Material Adverse Change has occurred.

(j)      Margin Stock.

                           None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of such Loan Party are or will be represented by margin stock.

(k)      Full Disclosure.

                           Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other document furnished to the Agent or any Bank by the Loan Parties in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements of the Loan Parties contained herein and therein, in light of the circumstances under which they were made, not misleading.

(l)      Taxes.

                           All federal, state, local and other tax returns required to have been filed with respect to each Loan Party have been filed, and payment or adequate provision for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received has been made, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party for any period.

(m)      Consents and Approvals.

                           No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other person is required by any Law or any agreement in connection with, the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Loan Parties, except as listed on Schedule 6.1(m) attached hereto, all of which shall have been obtained or made on or prior to the Closing Date.

(n)      No Event of Default; Compliance With Instruments.

                           No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties is in violation of (i) any term of its certificate of incorporation, bylaws or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

(o)      Patents, Trademarks, Copyrights, Licenses, Etc.

                           Each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party, without known conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party are listed and described on
         Schedule 6.1(o) hereto.

(p)      Insurance.

                           Schedule 6.1(p) hereto lists all insurance policies and other bonds to which any of the Loan Parties is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide coverage in amounts sufficient to insure the assets and risks of each of the Loan Parties in accordance with prudent business practice in the industry of such Loan Parties.

(q)      Compliance With Laws.

                           Each of the Loan Parties is in compliance in all material respects with all applicable Laws (other than Environmental Laws, which are specifically addressed in subsection (v)) in all jurisdictions in which such Loan Party is presently or will be doing business, except where the failure to do so would not constitute a Material Adverse Change.

(r)      Material Contracts.

                           Promptly upon request by the Agent, the Borrowers will provide to the Agent and the Banks a list of all material contracts relating to the business operations of the Loan Parties, including, without limitation, all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts (the "Labor Contracts"). Each material contract to which a Loan Party is a party is valid, binding and enforceable upon each of the Loan Parties and other persons which is a party thereto in accordance with its respective terms, and there is no default thereunder, to any of the Loan Parties' knowledge, with respect to parties other than the Loan Parties, except to the extent that any such default does not impair the practical realization by the Loan Parties of the benefits from such contract.

(s)      Investment Companies.

                           None of the Loan Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as such term is defined in the Investment Company Act of 1940, and shall not become such an "investment company."

(t)      Plans and Benefit Arrangements.

                                    (i) The Borrowers and each member of the
         ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrowers, with respect to any Multiemployer Plan or Multiple Employer Plan which could result in any material liability of the Borrowers or any other member of the ERISA Group. The Borrowers and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrowers and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                    (ii) To the best of each Borrower's
         knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                                    (iii) No Borrower or any other member of the
         ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                                    (iv) No event requiring notice to the PBGC
         under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                                    (v) The aggregate actuarial present value of
         all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                                    (vi) No Borrower or any other member of the
         ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA with respect to any Multiemployer Plan or Multiple Employer Plan. No Borrower or any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of each Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                                    (vii) To the extent that any Benefit
         Arrangement is insured, the Borrowers and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrowers and all members of the ERISA Group have made when due all contributions required to be paid for all periods through and including the Closing Date.

                                    (viii) All Plans, Benefit Arrangements and
         Multiemployer Plans have been administered in accordance with their terms and applicable Law in all material respects.

(u)      Employment Matters.

                           Each of the Loan Parties is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws, including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Loan Party which in any case would constitute a Material Adverse Change. The Borrowers have delivered to the Agent true and correct copies of each of the Labor Contracts.

(v)      Environmental Matters.

                           Except as disclosed on Schedule 6.1(v) hereto:

                                    (i) None of the Loan Parties has received
         any Environmental Complaint from any Official Body or private person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup, and Liability Act, 42 U.S.C. Section 9601 et seq., and each Loan Party has no reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions, except for Environmental Complaints which are not reasonably likely to result in a Material Adverse Change.

                                    (ii) Except for conditions, violations or
         failures which individually or in the aggregate are not reasonably likely to result in a Material Adverse Change, to the knowledge of the Loan Parties, there are no circumstances at, on or under the Property that constitute a breach of or noncompliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under the Property or, to any Loan Party's knowledge, at, on or under adjacent property that prevent compliance with the Environmental Laws at the Property.

                                    (iii) Neither the Property nor any
         structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property or, to any Loan Party's knowledge, at, on or under adjacent property that currently result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws or are not likely to result in a Material Adverse Change.

                                    (iv) There are no aboveground storage tanks,
         underground storage tanks or underground piping associated with such tanks used for the management of Regulated Substances at, on or under the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks previously used for the management of Regulated Substances at, on or under the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws, and no contamination associated with the use of such tanks exists on the Property that is not in compliance with Environmental Laws.

                                    (v) Each Loan Party has all material
         permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as presently conducted. Each Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

                                    (vi) Except for violations which
         individually or in the aggregate are not likely to result in a Material Adverse Change, all present and, to the knowledge of the Loan Parties, past on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on or, to the knowledge of the Loan Parties, under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances has been done in accordance with the Environmental Laws.

(w)      Senior Debt Status.

                           The obligations of each Loan Party under this Agreement, the Notes and the Guaranty Agreement, as applicable, to the Banks or Agent do rank and will rank at least pari passu in priority of payment and all other rights to all other Indebtedness of such Loan Party, except Indebtedness of any Loan Party secured by Permitted Liens. There is no lien upon or with respect to any of the properties or income of any Loan Party which secures Indebtedness or other obligations of any Person except for Permitted Liens.

(x)      Restricted Transactions.

                           Schedule 6.1(x) sets forth, as of the Closing Date, all Restricted Transactions, including a brief description and the amount of each Restricted Transaction.

6.2.     Updates to Schedules.

                  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct the same; provided, unless any such Schedules have become outdated or incorrect in any material and adverse respect, the Borrowers may provide such revisions or updates on a quarterly basis at the same time as the Borrowers deliver their quarterly compliance certificate in accordance with
         Section 8.3(d); and provided, further, that no Schedule that has become outdated or incorrect in any material and adverse respect shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby.

                            7. CONDITIONS OF LENDING

                  The obligation of the Agent and each Bank to make Loans or issue Letters of Credit hereunder on and after the Closing Date is subject to the performance by each of the Loan Parties of its obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:

7.1.     Loans After the Closing Date.

                  On the Closing Date:

(a) The representations and warranties of each of the Loan Parties contained in Article 6 hereof shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

(b) There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                           (i) all corporate or partnership action taken by such Loan Party in connection with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers, and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                           (iii) copies of its organizational documents, including its certificate of incorporation, bylaws or certificate of partnership or partnership agreement, as applicable, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

(c) The Notes, the Guaranty Agreement and the Intercompany Subordination Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks. The parties expressly acknowledge that the Term Notes, the Revolving Credit Notes, the Guaranty Agreement and the Intercompany Subordination Agreement were executed and delivered in connection with the Original Credit Agreement (in the case of the Term Notes) or the Amended and Restated Credit Agreement (in the case of the Revolving Credit Notes, the Guaranty Agreement and the Intercompany Subordination Agreement) and that all such agreements remain in full force and effect without modification. On and after the Closing Date, without the need for any further actions or amendments, all references in the Term Notes, the Revolving Credit Notes, the Guaranty Agreement and the Intercompany Subordination Agreement to the Credit Agreement shall be deemed to refer to this Agreement, as it may be further amended, restated, supplemented or modified from time to time.

(d) There shall be delivered to the Agent for the benefit of each Bank a written opinion of Frost & Jacobs, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                           (i) as to the matters set forth in Exhibit 7.1(d) hereto; and

                           (ii) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

(e) All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

(f) The Borrowers shall pay, or cause to be paid, to the Agent for itself or for the account of the Banks, as applicable, to the extent not previously paid, the Facility Fees, any other fees payable on or before the Closing Date, as set forth in the Side Letters, and all other costs and expenses accrued through the Closing Date for which the Agent and the Banks are entitled to be reimbursed.

(g) All material consents, including without limitation the consent of the holders of the Senior Notes, required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1(m) shall have been obtained.

(h) There shall be no Material Adverse Change in the Historical Statements or the Financial Projections (as defined in Section 6.1(i)) since their respective dates; since December 31, 1998, no Material Adverse Change in any of the Loan Parties shall have occurred; prior to the Closing Date, there shall be no material change in the management of the Loan Parties; and there shall be delivered, to the Agent for the benefit of each Bank, a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Loan Parties to each such effect.

(i) The making of the Loans shall not contravene any Law applicable to the Loan Parties or any of the Banks.

(j) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby.

(k) The Loan Parties shall deliver evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1(c) is in full force and effect and that all premiums then due thereon have been paid, with additional insured and lender loss payable endorsements in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured and lender loss payee.

(l) The Borrowers shall have delivered to the Agent for the benefit of the Banks a Borrowing Base Certificate for the calendar month of May and a Quarterly Compliance Certificate for the calendar quarter ending March 31, 1999, certified by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers in a form acceptable to the Agent.

7.2.     Each Additional Loan.

                  At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date hereunder and after giving effect to the proposed borrowings: the representations and warranties of the Loan Parties contained in Article 6 hereof shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of such Loan or the issuance of such Letter of Credit shall not contravene any Law applicable to the Loan Parties or any of the Banks; and the Borrowers shall have delivered to the Agent and, if applicable, the Issuing Letter of Credit Bank a duly executed and completed Loan Request or request for Letters of Credit, as applicable.

                                  8. COVENANTS

8.1.     Affirmative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, termination or expiration of all of the Letters of Credit, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Revolving Credit Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

(a)      Preservation of Existence, Etc.

                           Each of the Loan Parties shall maintain its corporate or partnership existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

(b)      Payment of Liabilities, Including Taxes, Etc.

                           Each of the Loan Parties shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party, provided that each Loan Party will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

(c)      Maintenance of Insurance.

                           Each Loan Party shall insure its properties and assets against loss or damage by fire and such other insurable hazards against which such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Revolving Credit Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $2,000,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $2,000,000 or more shall be adjusted with and payable to the Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason (including nonpayment of premium) or any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of its properties and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance proceeds may, at the option of the Agent, (i) be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

(d)      Maintenance of Properties and Leases.

                           Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted), in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

(e)      Maintenance of Patents, Trademarks, Etc.

                           Each Loan Party shall maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

(f)      Visitation Rights.

                           Each Loan Party shall permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection.

(g)      Keeping of Records and Books of Account.

                           Each Loan Party shall maintain and keep proper books of record and account which enable the Loan Parties to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Loan Parties, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

(h)      Plans and Benefit Arrangements.

                           The Borrowers shall, and shall cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements, except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrowers shall cause all of their Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

(i)      Compliance With Laws.

                           Each Loan Party shall comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1(i) if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

(j)      Use of Proceeds.

                           The Borrowers will use the proceeds of the Loans only for lawful purposes in accordance with Sections 2.11 and 3.5 hereof, as applicable, and such uses shall not contravene any applicable Law or any other provision hereof.

(k) Subordination of Intercompany Loans, Other Loans and Advances to the Borrowers.

                           The Loan Parties shall cause any intercompany Indebtedness, loans or advances owed by any of the Loan Parties to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

8.2.     Negative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, termination or expiration of all of the Letters of Credit, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Revolving Credit Commitments, the Loan Parties shall comply with the following negative covenants:

(a)      Indebtedness.

                           Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

                                    (i) Indebtedness under the Loan Documents;

                                    (ii) Unsecured leases of equipment in the
         ordinary course of business;

                                    (iii) Indebtedness under capitalized leases
         or secured by purchase money security interests (other than Nonrecourse Purchase Money Security Interests) which shall not exceed 2% of Consolidated Tangible Net Worth in the aggregate at any time;

                                    (iv) Indebtedness secured by Nonrecourse
         Purchase Money Security Interests not exceeding 15% of Consolidated Tangible Net Worth in the aggregate at any time;

                                    (v) Indebtedness under the Senior Notes;

                                    (vi) Indebtedness constituting a Restricted
         Transaction;

                                    (vii) Indebtedness of a Loan Party to
         another Loan Party;

                                    (viii) the Provident Guaranty in an amount
         not to exceed $10,000,000 in principal in the aggregate; and

                                    (ix) Indebtedness not included in clauses
         (i) - (viii) above in an amount not to exceed $500,000 in the aggregate at any time.

(b)      Liens.

                           Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

(c)      Guaranties.

                           Each of the Loan Parties shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, except for Guaranties under the Loan Documents, Guaranties constituting a Restricted Transaction or Guaranties permitted under Section 8.2(a)(viii).

(d)      Loans and Investments; Certain Dividends and Distributions.

                           Each of the Loan Parties shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in or any other investment or interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, or to make or pay, or agree to become liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests (except dividends or other distributions payable to another Loan Party), except:

                                    (i) trade credit extended on usual and
         customary terms in the ordinary course of business;

                                    (ii) advances to employees to meet expenses
         incurred by such employees in the ordinary course of business;

                                    (iii) Permitted Investments;

                                    (iv) loans, advances, investments, dividends
         or distributions constituting a Restricted Transaction;

                                    (v) loans, advances and investments in other
         Loan Parties; and

                                    (vi) the net intercompany receivable owing
         from Zaring National to Zaring Homes in an amount not greater than $16,000,000 as of the date hereof, in an amount not greater than $14,500,000 at September 30, 1999 and in an amount not greater than $13,000,000 at December 31, 1999, as further reduced from time to time as a result of any payments but in no event increased (the "Zaring Homes Receivable").

(e)      Changes in the Senior Notes.

                           Zaring Homes shall not amend or modify any provisions of the Senior Notes or any related documents without the consent of the Required Banks.

(f)      Liquidations, Mergers, Consolidations, Acquisitions.

                           Each of the Loan Parties shall not dissolve, liquidate or wind up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other person; provided that (i) any Loan Party other than the Borrowers may consolidate or merge into another Loan Party, and (ii) the Loan Parties may acquire all or substantially all of the assets or all of the capital stock of other persons engaged in the same business as the business of the Loan Parties, so long as after giving effect to such acquisition, no Event of Default or Potential Default shall exist or be continuing, and prior to the consummation of such acquisition, the Borrowers shall have provided to the Agent and the Banks pro forma financial statements for the Borrowers and their Subsidiaries, after giving effect to such acquisition, demonstrating such compliance; provided, that the purchase price (including liabilities assumed) for any such acquisition shall not exceed $6,000,000 for any single transaction or $12,000,000 in the aggregate during the term of this Agreement.

(g)      Dispositions of Assets or Subsidiaries.

                           Each of the Loan Parties shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles, with or without recourse, or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary), except:

                                    (i) transactions involving the sale of land
         and building inventory in the ordinary course of business;

                                    (ii) any sale, transfer, lease, abandonment
         or other disposition of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Loan Party's business; and

                                    (iii) any sale, transfer or lease of assets
         in the ordinary course of business which are replaced by substitute assets acquired.

(h)      Affiliate Transactions.

                           Each of the Loan Parties shall not enter into or carry out any transaction (including, without limitation, purchasing property or services from or selling property or services to any Affiliate or other person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

(i)      Subsidiary, Partnerships and Joint Ventures.

                           Each of the Loan Parties shall not own or create, directly or indirectly, any Subsidiaries other than Subsidiaries which join this Agreement as Guarantors pursuant to Section 11.18. None of the Loan Parties shall become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture except for limited partnerships and joint ventures which constitute Restricted Transactions; provided if any Loan Party makes a loan or advance in excess of $500,000 to any such limited partnership or joint venture, then such limited partnership or joint venture shall join this Agreement as a Guarantor pursuant to Section 11.18.

(j)      Continuation of or Change in Business; Geographic Expansion.

                           Each of the Loan Parties shall not engage in any business other than the development of residential homes, the provision of title insurance and the ownership of commercial real estate incidental to residential real estate development (to the extent such ownership is permitted hereunder), in each instance as such business has been conducted and operated by the Loan Parties during the present fiscal year, and the Borrowers shall not permit any material change in such business. The Loan Parties shall not, without the consent of the Required Banks, which consent shall not be unreasonably withheld, acquire land, develop homes or conduct business in any states other than Ohio, Kentucky, Indiana, Tennessee, North Carolina and South Carolina.

(k)      Plans and Benefit Arrangements.

                           Each of the Loan Parties shall not:

                                    (i) fail to satisfy the minimum funding
         requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                                    (ii) request a minimum funding waiver from
         the Internal Revenue Service with respect to any Plan;

                                    (iii) engage in a Prohibited Transaction
         with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                                    (iv) permit the aggregate actuarial present
         value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                                    (v) fail to make when due any contribution
         to any Multiemployer Plan that the Borrowers or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan or any Law pertaining thereto;

                                    (vi) withdraw (completely or partially) from
         any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of Borrowers or any member of the ERISA Group;

                                    (vii) terminate, or institute proceedings to
         terminate, any Plan, where such termination is likely to result in a material liability to the Borrowers or any member of the ERISA Group;

                                    (viii) make any amendment to any Plan with
         respect to which security is required under Section 307 of ERISA; or

                                    (ix) fail to give any and all notices or
         make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

(l)      Fiscal Year.

                           None of the Loan Parties shall change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

(m)      Changes in Organizational Documents.

                           Each of the Loan Parties shall not amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock) without providing at least fifteen (15) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

(n)      Minimum Fixed Charge Coverage Ratio.

                           The Loan Parties shall not permit the ratio of Consolidated Cash Flow From Operations to Consolidated Fixed Charges, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ending, to be less than the ratio set forth below for the periods specified below:

                                          Period                                                    Ratio
                                          ------                                                    -----
         Fiscal quarters ending 3/31/99, 6/30/99 and 9/30/99                                     1.10 to 1.0

         Fiscal quarters ending 12/31/99 and thereafter                                          1.20 to 1.0

(o)      Minimum Tangible Net Worth.

                           The Loan Parties shall not at any time permit Consolidated Tangible Net Worth to be less than the Base Net Worth.

(p)      Maximum Leverage Ratio.

                           The Loan Parties shall not permit the Leverage Ratio, for each fiscal quarter for the quarter then ending, to exceed the ratio set forth below for the periods specified below:

                                          Period                                                    Ratio
                                          ------                                                    -----
         Fiscal quarters ending 3/31/99, 6/30/99 and 9/30/99                                     2.50 to 1.0

         Fiscal quarters ending 12/31/99 and thereafter                                          2.25 to 1.0

(q)      Speculative Units.

                           The Loan Parties shall not at any time permit (i) the number of Speculative Units in any Active Community to exceed eight (8) or (ii) the number of Speculative Units in all Active Communities to exceed 30% of the aggregate number of Active Units sold during the previous twelve (12) month period.

(r)      Model Units.

                           The Loan Parties shall not at any time permit the number of Model Units owned or leased including without limitation Model Units leased from First Cincinnati Leasing, LLC (i) in any Active Community to exceed four (4) in each distinctive price point, as determined by the Borrowers and acceptable to the Agent, but in no event more than eight (8) in the aggregate, or (ii) in all Active Communities of a Loan Party to exceed one hundred fifty percent (150%) of the number of such Active Communities.

(s)      Land Ownership or Acquisition.

                           The Loan Parties shall not acquire, own, purchase, lease or otherwise invest in, directly or indirectly, any land or other real estate other than:

                                    (i) real estate held or acquired by a Loan
         Party for construction and sale of Active Units, provided that Regulatory Approval has been received therefor; and

                                    (ii) real estate which does not fall under
         clause (i) above in an amount not to exceed $2,000,000 in the aggregate at any time.

(t)      Zaring National Leverage Ratio.

                           Zaring National shall not at any time permit the ratio of Zaring National Total Liabilities to Zaring National Tangible Net Worth, for each fiscal quarter for the quarter then ending, to exceed the ratio set forth below for the periods specified below:

                                          Period                                                    Ratio
                                          ------                                                    -----
         Fiscal quarters ending 3/31/99, 6/30/99 and 9/30/99                                     3.50 to 1.0

         Fiscal quarters ending 12/31/99 and thereafter                                          3.00 to 1.0

(u)      Zaring National Fixed Charge Coverage Ratio.

                           Beginning with the fiscal quarter ending December 31, 1999, Zaring National shall not permit the ratio of Zaring National Cash Flow From Operations to Zaring National Fixed Charges to be less than 1.50 to 1.0 as of the end of each fiscal quarter for the four (4) fiscal quarters then ended.

(v)      Off Balance Sheet Financing.

                           Each of the Loan Parties shall not permit the aggregate amount of off balance sheet financing provided by or to parties under common control with Zaring National, any Loan Party or any Affiliate of any Loan Parties (including without limitation First Cincinnati Land, LLC and First Cincinnati Leasing, LLC) related to Model Units and Approved Land Inventory to exceed $30,000,000.

(w)      Limitation on Interest Rate.

                           Zaring National shall not charge any of its Subsidiaries or Affiliates (including without limitation any Loan Party, First Cincinnati Land, LLC and First Cincinnati Leasing, LLC) in excess of the Base Rate plus one percent (1%) for the use of its investment capital.

8.3.     Reporting Requirements.

                  The Loan Parties jointly and severally covenant and agree that until payment in full of the Loans and interest thereon, termination or expiration of all Letters of Credit, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Revolving Credit Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

(a)      Monthly Financial Statements and Reports.

                                    (i) As soon as available and in any event
         within thirty (30) calendar days after the end of each calendar month, the Borrowers' combining balance sheet as of the end of such month and combining income statement for the month then ended and for the year to date, all in reasonable detail (and in similar format to the December 31, 1998 financial statements) and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied.

                                    (ii) As soon as available and in any event
         within thirty (30) calendar days after the end of each calendar month, Zaring National's consolidating balance sheet as of the end of such month and consolidating income statement for the month then ended and for the year to date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Zaring National as having been prepared in accordance with GAAP, consistently applied.

                                    (iii) As soon as available and in any event
         within thirty (30) calendar days after the end of each calendar month, a reconciliation of balances presented in the financial statements delivered pursuant to Sections 8.3(a)(i) and (ii).

                                    (iv) As soon as available and in any event
         within fifteen (15) calendar days after the end of each calendar month, the Borrowers' sales and closing reports as of the end of such month in form and in such detail as is reasonably acceptable to the Agent.

(b)      Quarterly Financial Statements.

                           As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three
         (3) fiscal quarters in each fiscal year, financial statements of Zaring National and its Subsidiaries, consisting of (i) a consolidated balance sheet as of the end of such fiscal quarter; (ii) related consolidated statements of income together with comparisons to the prior year for the fiscal quarter then ended and the fiscal year through that date; and (iii) the consolidated statements of retained earnings and cash flow (in comparative form) for the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Zaring National as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three (3) fiscal quarters in each fiscal year, Form 10-Q filed by Zaring National with the Securities and Exchange Commission.

(c)      Annual Financial Statements.

                           As soon as available and in any event within ninety
         (90) days after the end of each fiscal year of Zaring National, financial statements of Zaring National and its Subsidiaries, consisting of a consolidating and consolidated balance sheet as of the end of such fiscal year and related consolidating and consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

(d)      Quarterly Compliance Certificate of the Loan Parties; Updates to
         Schedules.

                           Concurrently with the financial statements of Zaring National and the Borrowers furnished to the Agent and to the Banks pursuant to Sections 8.3(b) and 8.3(c) hereof, a certificate of the Loan Parties signed by the Chief Executive Officer, President or Chief Financial Officer of the Loan Parties and independent certified public accountants of nationally recognized standing satisfactory to the Agent, in the form of Exhibit 8.3(d) hereto (the "Quarterly Compliance Certificate"), to the effect that, except as described pursuant to
         Section 8.3(f) below, (i) the representations and warranties of the Loan Parties contained in Article 6 hereof are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Section 8.2 hereof and reconciliation with the monthly and quarterly financial statements provided pursuant to Sections 8.3(a)(i) and 8.3(b). The Loan Parties shall deliver together with such Quarterly Compliance Certificate the updated Schedules to the Agreement referred to in Section 6.2.

(e)      Borrowing Base Certificate.

                           Within twenty (20) calendar days after the end of each calendar month, a certificate computing the Borrowing Base and demonstrating compliance with the covenants set forth in Sections 8.2(q), (r) and (s) as of the end of the preceding calendar month in the form of Exhibit 8.3(e) (the "Borrowing Base Certificate"), appropriately completed, executed and delivered by an Authorized Officer together with reconciliation with the monthly financial statements provided pursuant to Section 8.3(a)(i) any supporting information which the Agent may from time to time request.

(f)      Notice of Default.

                           Promptly after any officer of any of the Loan Parties has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the Loan Party proposes to take with respect thereto.

(g)      Notice of Litigation.

                           Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other person against any of the Loan Parties (other than proceedings in the ordinary course of business in connection with obtaining Regulatory Approval, provided that the conduct of those proceedings does not otherwise violate the provisions of this Agreement) involving a claim or series of claims in excess of $500,000 or which if adversely determined would constitute a Material Adverse Change with respect to any of the Loan Parties.

(h) Budgets, Forecasts, Deliveries Under the Senior Notes, Other Reports and Information.

                           Promptly upon their becoming available to the applicable Loan Party:

                                    (i) the annual budget and any forecasts or
         projections of such Loan Party, to be supplied not later than ninety
         (90) days after the commencement of such fiscal year,

                                    (ii) any reports, including management
         letters submitted to such Loan Party by independent accountants in connection with any annual, interim or special audit,

                                    (iii) any reports, notices or proxy
         statements generally distributed by such Loan Party to its stockholders, on a date no later than the date supplied to the stockholders,

                                    (iv) regular or periodic reports, including
         Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by such Loan Party with the Securities and Exchange Commission,

                                    (v) copies of notices, reports and other
         information sent by any of the Loan Parties to the holders of the Senior Notes under the Senior Notes or any related documents, at the same time such Loan Party sends the same to such holders,

                                    (vi) a copy of any order in any proceeding
         to which any Loan Party is a party issued by any Official Body which could result in a Material Adverse Change, and

                                    (vii) such other reports and information as
         the Banks may from time to time reasonably request.

(i)      Notices Regarding Plans and Benefit Arrangements.

                                    (i) Promptly upon becoming aware of the
         occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                             (A) any Reportable Event with
         respect to the Borrowers or any member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                                             (B) any Prohibited Transaction
         which could subject the Borrowers or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder,

                                             (C) any assertion of material
         withdrawal liability with respect to any Multiemployer Plan,

                                             (D) any partial or complete
         withdrawal from a Multiemployer Plan by the Borrowers or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                                             (E) any cessation of operations (by
         the Borrowers or any member of the ERISA Group) at a facility in the circumstances described in Section 4063(e) of ERISA,

                                             (F) withdrawal by the Borrowers or
         any member of the ERISA Group from a Multiple Employer Plan,

                                             (G) a failure by the Borrowers or
         any member of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                                             (H) the adoption of an amendment to
         a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA, or

                                             (I) any change in the actuarial
         assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                                    (ii) Promptly after receipt thereof, copies
         of (a) all notices received by
         the Borrowers or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrowers or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrowers or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrowers or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrowers or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                                    (iii) Promptly upon the filing thereof,
         copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT

9.1.     Events of Default.

                  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

(a) The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or payment due at maturity) or shall fail to pay any interest on any Loan or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

(b) Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

(c) Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1(f) or Section 8.2, and with respect to a default under Section 8.2(q), such default shall continue unremedied for a period of thirty (30) days;

(d) Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document, and such default shall continue unremedied for a period of ten (10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its reasonable discretion);

(e) A default or event of default shall occur at any time under the Senior Notes or any related documents or under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as borrower or guarantor (except for nonrecourse Indebtedness secured by Nonrecourse Purchase Money Security Interests permitted hereunder) in excess of $500,000 in the aggregate outstanding at any time, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

(f) Any final judgments or orders for the payment of money (not adequately covered by insurance) in excess of $500,000 in the aggregate outstanding at any time shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not paid or discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

(g) Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against the Loan Parties in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

(h) There shall occur any material uninsured damage to or loss, theft or destruction of any assets of the Loan Parties, or any of the Loan Parties' assets are attached, seized, levied upon or subjected to a writ or distress warrant, or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

(i) A notice of lien or assessment in excess of $500,000 is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these become payable and the same are not paid within thirty (30) days after the same become payable;

(j) Any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

(k) Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of Borrowers' liability is likely to exceed 10% of their Consolidated Tangible Net Worth; (v) the Borrowers or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrowers or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrowers or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrowers or any member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements; and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to result in a Material Adverse Change;

(l) Any Loan Party ceases to conduct its business as contemplated or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business, and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

(m)      A Change of Control occurs;

(n) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

(o) Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such Law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any action in furtherance of any of the foregoing.

9.2.     Consequences of Event of Default.

(a)      If an Event of Default specified under subsections (a) through (m) of
         Section 9.1 hereof shall occur and be continuing, the Agent and the Banks shall be under no further obligation to make Loans or issue Letters of Credit hereunder, and the Agent may, and upon the request of the Required Banks shall, (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Co-Borrowers to, and the Co-Borrowers shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Co-Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Co-Borrowers; and

(b)      If an Event of Default specified under subsections (n) or (o) of
         Section 9.1 hereof shall occur, the Banks shall be under no further obligation to make Loans hereunder, and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and the Agent may, and upon the request of the Required Banks shall, require the Co-Borrowers to provide cash collateral as set forth in Section 9.2(a)(ii); and

(c) If an Event of Default shall occur and be continuing, any Bank to whom any obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 hereof, and any branch, subsidiary or affiliate of such Bank or participant anywhere in the world, shall have the right, in addition to all other rights and remedies available to it, without notice to Borrowers or such Loan Party, to set off against and apply to the then unpaid balance of all the Loans and all other obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrowers or such other Loan Party by such Bank or participant or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrowers or such other Loan Party for its own account (but not including funds held in custodian or trust accounts or payroll withholding tax accounts) with such Bank or participant or such branch, subsidiary or affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrowers or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any security, right or remedy available to any Bank or the Agent; and

(d) If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans of the Borrowers pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

(e) From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                                    (i) first, to reimburse the Agent and the
         Banks for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any obligations of any of the Loan Parties under any of the Loan Documents;

                                    (ii) second, to the repayment of all
         Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                                    (iii) the balance, if any, as required by
         Law.

(f) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                                 10. THE AGENT

10.1.    Appointment.

                  Each Bank hereby irrevocably designates, appoints and authorizes PNC to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder, as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

10.2.    Delegation of Duties.

                  The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

10.3.    Nature of Duties; Independent Credit Investigation.

                  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have, by reason of this Agreement, a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

10.4.    Actions in Discretion of Agent; Instructions From the Banks.

                  The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 10.6 hereof. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks or, in the absence of such instructions, in the absolute discretion of the Agent.

10.5.    Reimbursement and Indemnification of Agent by the Borrowers.

                  The Borrowers unconditionally agree to pay or reimburse the Agent and save the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to fees and expenses of counsel (subject to the letter dated June 11, 1999 from PNC to Zaring Homes with respect to the fees and expenses of the Agent's counsel in connection with the initial closing under this Agreement), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings; and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same result from the Agent's gross negligence or willful misconduct, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense, or if the same result from a compromise or settlement agreement entered into without the consent of the Borrowers. In addition, the Borrowers agree to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

10.6.    Exculpatory Provisions.

                  Neither the Agent nor any of its directors, officers, employees, agents, attorneys or affiliates shall (a) be liable to any Bank or any Loan Party for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, including without limitation pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Document or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Document, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or affiliates shall be liable to any of the Loan Parties for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.

10.7.    Reimbursement and Indemnification of Agent by Banks.

                  Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same result from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same result from a compromise and settlement agreement entered into without the consent of such Bank.

10.8.    Reliance by Agent.

                  The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and opinions of counsel and other professional advisors selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

10.9.    Notice of Default.

                  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrowers referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

10.10.   Notices.

                  The Agent shall promptly send to each Bank a copy of all notices received from the Borrowers pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrowers and the other Banks of each change in the Base Rate and the effective date thereof.

10.11.   Banks in Their Individual Capacities.

                  With respect to its Revolving Credit Commitments, the Letters of Credit and advances in respect of drawings thereunder and the Revolving Credit Loans made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC and its affiliates and each of the Banks and their respective affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of and generally engage in any kind of banking or trust business with the Borrowers and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and, in the case of each Bank, as though such Bank were not a Bank hereunder.

10.12.   Holders of Notes.

                  The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

10.13.   Equalization of Banks.

                  The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence, so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4(b), 5.4(b) or 5.5 hereof. The Banks, or any such holder receiving any such amount, shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes; provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Bank or the holder making such purchase.

10.14.   Successor Agent.

                  The Agent may resign as Agent upon not less than thirty (30) days' prior written notice to the Borrowers and the Banks. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, and such successor shall be subject to the consent of the Borrowers, which shall not be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment; and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this
         Article 10 shall inure to the benefit of such former Agent, and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

10.15.   Agent's Fee.

                  Zaring Homes shall pay to the Agent a nonrefundable fee (the "Agent's Fee") as set forth in the Side Letters.

10.16.   Availability of Funds.

                  Unless the Agent shall have been notified by a Bank prior to the date upon which a Loan is to be made that such Bank does not intend to make available to the Agent such Bank's portion of such Loan, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date, and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith, upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to the Federal Funds Effective Rate.

10.17.   Calculations.

                  In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank, whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

10.18.   Beneficiaries.

                  Except as expressly provided herein, the provisions of this
         Article 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               11. MISCELLANEOUS

11.1.    Modifications, Amendments or Waivers.

                  With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

(a) Reduce the amount of the Commitment Fee or any other fees payable to any Bank hereunder, or amend Sections 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions], 10.13 [Equalization of Banks] or
         11.19 [Limitation of Liability] hereof;

(b) Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan or any fees, or reduce the principal amount of or the rate of interest borne by any Loan or the amount of any fees, or otherwise affect the terms of payment of the principal of or interest on any Loan or any fees or increase the amount of the commitments or extend the Revolving Credit Expiration Date;

(c)      Release any Guarantor from its obligations under the Guaranty
         Agreement; or

(d) Amend this Section 11.1, change the definition of Required Banks or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder.

11.2.    No Implied Waivers; Cumulative Remedies; Writing Required.

                  No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.3.    Reimbursement and Indemnification of Banks by the Borrowers; Taxes.

                  The Borrowers jointly and severally agree unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' obligations are set forth in Section 10.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below) incurred by such Bank (a) in connection with the administration and interpretation of this Agreement and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof,
         (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder, or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document, or in connection with any foreclosure, collection or bankruptcy proceedings; or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent such portion resulted from (A) such Bank's gross negligence or willful misconduct, or (B) the failure to provide the Borrowers with notice of the subject claim and the opportunity to participate in the defense thereof, at their expense, or (C) a compromise or settlement agreement entered into without the consent of the Borrowers. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers jointly and severally agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers jointly and severally agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

11.4.    Holidays.

                  Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 with respect to Euro-Rate Interest Periods), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

11.5.    Funding by Branch, Subsidiary or Affiliate.

(a)      Notional Funding.

                           Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch, subsidiary or affiliate (which for the purposes of this

         Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office) and as a result of such change, the Borrowers would not be under any greater obligation pursuant to Section 5.5 hereof than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

(b)      Actual Funding.

                           Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such Loan, subject to the last sentence of this Section 11.5(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, subsidiary or affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including, without limitation, any expenses incurred or payable pursuant to Section 5.5 hereof) which would otherwise not be incurred.

11.6.    Notices.

                  All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone in person (as opposed to voice mail or answering machine message) or in writing (including telex or facsimile communication, provided receipt of such telex or facsimile communication is confirmed within twenty-four (24) hours of receipt) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

11.7.    Severability.

                  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.8.    Governing Law.

                  This Agreement shall be deemed to be a contract under the laws of the State of Ohio and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to its conflict of laws principles.

11.9.    Prior Understanding.

                  This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments, except the Side Letters, which remain in force and effect.

11.10.   Duration; Survival.

                  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans or payment in full of the Loans. All covenants and agreements of the Loan Parties contained herein shall continue in full force and effect from and after the date hereof, so long as the Borrowers may borrow hereunder and until termination of the Revolving Credit Commitments, payment in full of the Loans and termination or expiration of all Letters of Credit. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 and Sections 10.5, 10.7, and 11.3 hereof, shall survive payment in full of the Loans, termination of the Revolving Credit Commitments and termination or expiration of all Letters of Credit.

11.11.   Successors and Assigns.

                  This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrowers and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights and obligations hereunder or any interest herein. Each Bank may, at its own cost and without the Borrowers' consent, sell participations in all or any part of its Commitments and the Loans made by it. Each Bank may, at its own cost, make assignments of all or any part of its Commitment and the Loans made by it, provided that each of the following conditions is met: (i) the Commitments and Loans that are assigned to any assignee, in the aggregate, must equal or exceed $10,000,000, and (ii) the Agent and, except during the continuance of an Event of Default, the Borrowers shall consent to the assignee, such consent not to be unreasonably withheld.

                           In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver new Notes to the assignee in an amount equal to the amount of the Commitments assumed by it and new Notes to the assigning Bank in an amount equal to the Commitments retained by it hereunder. The assigning Bank shall pay to the Agent a service fee in the amount of $2,000 for each assignment.

                           In the case of a participation, the participant shall have only the rights specified in Section 9.2(c) (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in clauses (a),
         (b) or (c) under Section 11.1 hereof), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any of the Loan Parties hereunder or thereunder shall be determined as if such Bank had not sold such participation. Each Bank may furnish any publicly available information concerning any of the Loan Parties and any other information concerning any of the Loan Parties in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided such assignees and participants agree to be bound by the provisions of Section 11.12 hereof.

11.12.   Confidentiality.

                  The Agent and the Banks each agree to keep confidential all information obtained from the Borrowers which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to affiliates of the Agent and the Banks and to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

11.13.   Counterparts.

                  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

11.14.   Agent's or Bank's Consent.

                  Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

11.15.   Exceptions.

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

11.16.   Consent to Forum; Waiver of Jury Trial.

                  Each of the Loan Parties hereby irrevocably consents to the nonexclusive jurisdiction of the Court of Common Pleas of Hamilton County, Ohio and the United States District Court for the Southern District of Ohio, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Loan Party at the addresses provided for in Section 11.6 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each Loan Party waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. Each Loan Party, the Agent and the Banks hereby waive trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or any other Loan Document to the full extent permitted by Law.

11.17.   Tax Withholding Clause.

                  At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of
         (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying in either case that such Bank is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Form W-8 or other applicable form or a certificate of the Bank indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank which so delivers a Form W-8, W-9,

         4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank establishes an exemption or at the applicable reduced rate as established pursuant to the above provisions.

11.18.   Joinder of Guarantors.

(a) Any Subsidiary of the Borrowers which is required to join this Agreement pursuant to Section 8.2(i) must execute and deliver to Agent
         (i) a Guarantor Joinder attached hereto as Exhibit 1.1(G)(1), (ii) an Intercompany Subordination Joinder attached hereto as Exhibit 1.1(I)(2), and (iii) documents in the forms described in Section 7.1, modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver the foregoing documents specified in the preceding clauses (i)-(iii) to the Agent within fourteen (14) Business Days after the date of the filing of the articles of incorporation or certificate of limited partnership or other equivalent effective date of the organization of such Subsidiary if such Subsidiary is not a limited partnership or corporation. Upon execution and delivery of such documents, a Subsidiary shall be a party hereto and an obligor under the Guaranty and one of the Loan Parties and Guarantors hereunder and under each of the other Loan Documents for all purposes.

11.19.   Limitation of Liability.

                  TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY THE BORROWERS OR ANY OTHER LOAN PARTY OR ANY OTHER PERSON AGAINST THE AGENT AND THE BANKS, OR ANY OF THEM, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE AGENT OR THE BANKS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY); AND THE BORROWERS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN THEIR FAVOR.

11.20.   Co-Agents.

                  The Co-Agents shall have no rights, obligations or duties under this Agreement other than in their respective capacities as Banks hereunder.



                            [SIGNATURE PAGE FOLLOWS]

                  [SIGNATURE PAGE 1 OF 6 OF CREDIT AGREEMENT]


                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                             BORROWERS AND GUARANTORS:

ATTEST:                                      ZARING HOMES, INC.


_______________________________              By:
[Seal]                                       Name: Ronald G. Gratz
                                             Title:Vice President and Chief
                                                   Financial Officer


                                             Address for Notices:

                                             Zaring Homes, Inc.
                                             11300 Cornell Park Drive, Suite 500
                                             Cincinnati, OH  45242-1825
                                             Attention:  Ronald G. Gratz

                                             Telecopier No.: (513) 247-2667
                                             Telephone No.: (513) 489-8849

ATTEST:                                      ZARING HOLDINGS, INC.


_______________________________              By:
[Seal]                                       Name: Ronald G. Gratz
                                             Title:Treasurer

                                             Address for Notices:

                                             Zaring Holdings, Inc.
                                             11300 Cornell Park Drive, Suite 500
                                             Cincinnati, OH  45242-1825
                                             Attention:  Ronald G. Gratz

                                             Telecopier No.: (513) 247-2667
                                             Telephone No.: (513) 489-8849

                   [SIGNATURE PAGE 2 OF 6 OF CREDIT AGREEMENT]


                                             HEARTHSIDE HOMES, LLC
                                               By:  Zaring National Corporation,
                                                    as member


_______________________________              By:
[Seal]                                       Name:  Ronald G. Gratz
                                             Title: Secretary/Treasurer

                                             Address for Notices:


                                             11300 Cornell Park Drive, Suite 500
                                             Cincinnati, OH  45242-1825
                                             Attention:  Ronald G. Gratz

                                             Telecopier No.: (513) 247-2667
                                             Telephone No.: (513) 489-8849


                                             GUARANTORS:

                                             ZARING NATIONAL CORPORATION


_______________________________              By:
[Seal]                                       Name:  Ronald G. Gratz
                                             Title: Secretary/Treasurer

                                             Address for Notices:


                                             11300 Cornell Park Drive, Suite 500
                                             Cincinnati, OH  45242-1825
                                             Attention:  Ronald G. Gratz

                                             Telecopier No.: (513) 247-2667
                                             Telephone No.: (513) 489-8849

                   [SIGNATURE PAGE 3 OF 6 OF CREDIT AGREEMENT]


ATTEST:                                     ZARING HOMES OF INDIANA, L.L.C.
                                              By:  Zaring Homes, Inc., as member

_______________________________             By:
[Seal]                                      Name:  Ronald G. Gratz
                                            Title: Vice President and Chief
                                                   Financial Officer

                                            Address for Notices:

                                            Zaring Homes of Indiana, L.L.C.
                                            11300 Cornell Park Drive, Suite 300
                                            Cincinnati, OH  45242-1825
                                            Attention:  Ronald G. Gratz

                                            Telecopier No.: (513) 247-2667
                                            Telephone No.: (513) 489-8849


ATTEST:                                     ZARING HOMES KENTUCKY, LLC,
                                              By:  Zaring Holdings, Inc.,
                                                   as manager

_______________________________             By:
[Seal]                                      Name:  Ronald G. Gratz
                                            Title: Treasurer

                                            Address for Notices:

                                            Zaring Homes Kentucky, LLC
                                            11300 Cornell Park Drive, Suite 300
                                            Cincinnati, OH  45242-1825
                                            Attention:  Ronald G. Gratz

                                            Telecopier No.: (513) 247-2667
                                            Telephone No.: (513) 489-8849

                   [SIGNATURE PAGE 4 OF 6 OF CREDIT AGREEMENT]


                                            AGENT:

                                            PNC BANK, NATIONAL ASSOCIATION,
                                            as Agent and as a Bank


                                            By:
                                            Name:  James A. Harmann,
                                            Title: Vice President


                                            Address for Notices:

                                            PNC Bank, National Association
                                            201 East Fifth Street, 8th Floor
                                            Cincinnati, OH 45202
                                            Attention:  Commercial Real Estate

                                            Telecopier No. (513) 651-8931
                                            Telephone No. (513) 651-8988


                                            With a copy to:

                                            PNC Bank, National Association
                                            One PNC Plaza - Fourth Floor Annex
                                            Fifth Avenue and Wood Street
                                            Pittsburgh, PA 15265
                                            Attention:  Multi-Bank Loan
                                                        Administration

                                            Telecopier No. (412) 762-8672
                                            Telephone No. (412) 762-3627

                   [SIGNATURE PAGE 5 OF 6 OF CREDIT AGREEMENT]


                                            CO-AGENTS:

ATTEST:                                     BANK OF AMERICA NT&SA
                                            (formerly NationsBank, N.A.),
                                            as a Co-Agent and as a Bank


_______________________________             By:
[Seal]                                      Name:  Michael V. Atkins
                                            Title: Vice President

                                            Address for Notices:

                                            Homebuilding Division
                                            5 Park Plaza, Suite 500
                                            Irvine, CA 92614
                                            Attention:  Michael V. Atkins

                                            Telecopier No.: (949) 260-5639
                                            Telephone No.: (949) 260-5694


ATTEST:                                     BANK ONE, MICHIGAN
                                            (formerly The First National Bank of
                                            Chicago),
                                            as a Co-Agent and as a Bank


_______________________________             By:
[Seal]                                      Name:  Steven J. Mahr
                                            Title: First Vice President

                                            Address for Notices:

                                            611 Woodward Avenue
                                            Mail Suite 0315
                                            Detroit, MI 48226
                                            Attention:  Steven J. Mahr

                                            Telecopier No.: (313) 226-0857
                                            Telephone No.: (313) 225-3499

                   [SIGNATURE PAGE 6 OF 6 OF CREDIT AGREEMENT]


                                            OTHER BANKS:

ATTEST:                                     COMERICA BANK,


_______________________________             By:
[Seal]                                      Name:  Charles L. Weddell
                                            Title: Vice President

                                            Address for Notices:


                                            Commercial Real Estate II
                                            500 Woodward Avenue
                                            Mail Code 3256
                                            Detroit, MI 48226
                                            Attention:  Charles L. Weddell

                                            Telecopier No.: (313) 222-9295
                                            Telephone No.: (313) 222-3323


ATTEST:                                     THE FIFTH THIRD BANK


_______________________________             By:
[Seal]                                      Name:  Brian L. Rogg
                                            Title: Vice President

                                            Address for Notices:


                                            38 Fountain Square Plaza
                                            Mail Drop 109051
                                            Cincinnati, OH 45202
                                            Attention:  Brian L. Rogg

                                            Telecopier No.: (513) 744-7717
                                            Telephone No.: (513) 579-5377

                                 SCHEDULE 1.1(B)
                              COMMITMENTS OF BANKS


-----------------------------------------------------------------------------------------------------------------------
                                              Amount of Commitment       Amount of          Amount of          Ratable
                                              for Revolving Credit    Commitment for     Outstanding Term     Share (%)
                                                   Loans ($US)       Term Loans ($US)      Loans ($US)
-----------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association                      $18,639,800        $ 3,860,200       $1,544,492.50         25.71%
-----------------------------------------------------------------------------------------------------------------------

Bank of America NT&SA                               $16,573,500        $ 3,426,500       $1,370,600.00         22.86%
-----------------------------------------------------------------------------------------------------------------------

Bank One, Michigan                                  $16,573,500        $ 3,426,500       $1,370,600.00         22.86%
-----------------------------------------------------------------------------------------------------------------------

Comerica Bank                                       $12,426,500        $ 2,573,500       $1,029,400.00         17.14%
-----------------------------------------------------------------------------------------------------------------------

The Fifth Third Bank                                $ 8,286,700        $ 1,713,300       $  684,907.50         11.43%
                                                    -----------        -----------       -------------        ------
-----------------------------------------------------------------------------------------------------------------------

                           TOTAL                    $72,500,000        $15,000,000       $   6,000,000        100.00%
                                                    ===========        ===========       =============        =======
----------------------------------------------------------------------------------------------------------------------